                                                                     EXHIBIT 2.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -    x
                                                               :
                                                               :    Chapter 11
In re:                                                         :
                                                               :    Case No. 01-37805-H4-11
STERLING CHEMICALS HOLDINGS, INC., et al.,                     :
                                   -- ---
                                                               :    Jointly Administered
                              Debtors.                         :

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -    x



   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS


                                                    D. J. Baker
                                                    (Texas Bar No. 01566500)
                                                    Rosalie Walker Gray
                                                    (Texas Bar No. 20729020)
                                                    Alexandra Margolis
                                                    (Texas Bar No. 12978500)
                                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                                    Four Times Square
                                                    New York, New York 10036-6522
                                                    Telephone: (212) 735-3000
                                                    Fax: (212) 735-2000

                                                    Jeffrey E. Spiers
                                                    (Texas Bar No. 18933950)
                                                    Timothy A. Davidson II
                                                    (Texas Bar No. 24012503)
                                                    Andrews & Kurth L.L.P.
                                                    600 Travis Street, Suite 4200
                                                    Houston, Texas 77002-2910
                                                    Telephone: (713) 220-4200
                                                    Fax: (713) 220-4285

Dated:   October 14, 2002                           Attorneys for Sterling Chemicals Holdings, Inc.,
         Houston, Texas                             et al., Debtors

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS............................................................................................1

1.1      "Administrative Claim"..................................................................................1
1.2      "Administrative Claims Special Bar Date"................................................................1
1.3      "Allowed"...............................................................................................1
1.4      "Bankruptcy Code".......................................................................................2
1.5      "Bankruptcy Court"......................................................................................2
1.6      "Bankruptcy Rules"......................................................................................2
1.7      "Bar Date(s)"...........................................................................................2
1.8      "Business Day"..........................................................................................2
1.9      "Cash"..................................................................................................2
1.10     "Chapter 11 Case".......................................................................................2
1.11     "Claim".................................................................................................2
1.12     "Claims Objection Deadline".............................................................................2
1.13     "Class".................................................................................................2
1.14     "Class 5 Excess Proceeds"...............................................................................2
1.15     "Class 5 Proceeds"......................................................................................2
1.16     "Committed Common Shares Investment"....................................................................2
1.17     "Committed Preferred Shares Investment".................................................................2
1.18     "Confirmation"..........................................................................................2
1.19     "Confirmation Date".....................................................................................2
1.20     "Confirmation Deposit"..................................................................................2
1.21     "Confirmation Hearing"..................................................................................2
1.22     "Confirmation Order"....................................................................................2
1.23     "Convenience Claim".....................................................................................3
1.24     "Creditor"..............................................................................................3
1.25     "Creditors Committee"...................................................................................3
1.26     "Creditors Committee Majority"..........................................................................3
1.27     "Cure"..................................................................................................3
1.28     "Debtor(s)".............................................................................................3
1.29     "Designated Director(s), Officer(s), and Employee(s)"...................................................3
1.30     "Dilution"..............................................................................................3
1.31     "DIP Facility Claim"....................................................................................3
1.32     "Disbursing Agent"......................................................................................3
1.33     "Disclosure Statement"..................................................................................3
1.34     "Disclosure Statement Order"............................................................................3
1.35     "Disputed"..............................................................................................3
1.36     "Disputed Claims Reserve"...............................................................................4
1.37     "Distribution Date".....................................................................................4
1.38     "Distribution Record Date"..............................................................................4
1.39     "Effective Date"........................................................................................4
1.40     "Estate(s)".............................................................................................4
1.41     "Face Amount"...........................................................................................4
1.42     "Fibers Buyout Agreement"...............................................................................4
1.43     "Final Order"...........................................................................................4
1.44     "General Unsecured Claim"...............................................................................4
1.45     "Holdings General Unsecured Claim"......................................................................4
1.46     "Impaired"..............................................................................................4
1.47     "Implementation Date"...................................................................................4
1.48     "Indemnification Obligation"............................................................................5
1.49     "Indenture Trustees"....................................................................................5
1.50     "Intercompany Claim"....................................................................................5
1.51     "Interests".............................................................................................5
1.52     "Investment Agreement"..................................................................................5
1.53     "Investor"..............................................................................................5

                                                                      Appendix A


1.54     "Lender Claim"..........................................................................................5
1.55     "Lien"..................................................................................................5
1.56     "Litigation Rights".....................................................................................5
1.57     "Merger"................................................................................................5
1.58     "Merger Agreement"......................................................................................5
1.59     "Merger Consideration"..................................................................................5
1.60     "New Credit Agreement"..................................................................................5
1.61     "New Indentures"........................................................................................5
1.62     "New SCI Common Shares".................................................................................5
1.63     "New SCI Notes".........................................................................................5
1.64     "New SCI Preferred Shares"..............................................................................5
1.65     "New SCI Warrants"......................................................................................6
1.66     "New Securities"........................................................................................6
1.67     "New UC Notes"..........................................................................................6
1.68     "Non-Compensatory Damages Claim"........................................................................6
1.69     "Old Chemicals Common Shares"...........................................................................6
1.70     "Old Discount Note Claim"...............................................................................6
1.71     "Old Discount Notes"....................................................................................6
1.72     "Old Discount Notes Indenture Trustee"..................................................................6
1.73     "Old 11-1/4% Notes".....................................................................................6
1.74     "Old 11-3/4% Notes".....................................................................................6
1.75     "Old Holdings Common Shares"............................................................................6
1.76     "Old Holdings Preferred Shares".........................................................................6
1.77     "Old Holdings Stock Options"............................................................................6
1.78     "Old Indentures"........................................................................................6
1.79     "Old Note Claim"........................................................................................7
1.80     "Old Notes".............................................................................................7
1.81     "Old Securities"........................................................................................7
1.82     "Old 12-3/8% Secured Note Claim.........................................................................7
1.83     "Old 12-3/8% Secured Notes".............................................................................7
1.84     "Old 12-3/8% Secured Notes Indenture Trustee"...........................................................7
1.85     "Old Unsecured Note Claim"..............................................................................7
1.86     "Old Unsecured Notes Indenture Trustee".................................................................7
1.87     "Other Priority Claim"..................................................................................7
1.88     "Other Secured Claim"...................................................................................7
1.89     "Person"................................................................................................7
1.90     "Petition Date".........................................................................................7
1.91     "Plan"..................................................................................................7
1.92     "Plan Supplement".......................................................................................7
1.93     "Pre-Petition Credit Facility Agreements"...............................................................7
1.94     "Priority Tax Claim"....................................................................................7
1.95     "Pro Rata"..............................................................................................7
1.96     "Proceeds"..............................................................................................7
1.97     "Professional"..........................................................................................8
1.98     "Professional Fee Claim"................................................................................8
1.99     "Proof of Claim"........................................................................................8
1.100    "PulpCo Business".......................................................................................8
1.101    "PulpCo Sale"...........................................................................................8
1.102    "Purchase Agreement"....................................................................................8
1.103    "Registration Rights Agreement".........................................................................8
1.104    "Reinstated"............................................................................................8
1.105    "Reorganized Debtor(s)".................................................................................8
1.106    "Reorganized Sterling Canada"...........................................................................8
1.107    "Reorganized Sterling Chemicals"........................................................................8
1.108    "Reorganized Subsidiary Debtor(s)"......................................................................8
1.109    "Restructuring Transactions"............................................................................8
1.110    "Resurgence"............................................................................................9
1.111    "Rights Offering".......................................................................................9



                                       ii
                                                                      Appendix A

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1.112    "Rights Offering Commencement Date".................................................................... 9
1.113    "Rights Offering Pro Rata Share"....................................................................... 9
1.114    "Rights Offering Record Date".......................................................................... 9
1.115    "Schedules"............................................................................................ 9
1.116    "SCI Management Incentive Plan"........................................................................ 9
1.117    "Secured Claim"........................................................................................ 9
1.118    "Secured Noteholder Claim Amount"...................................................................... 9
1.119    "Self-Insured Tort Claim".............................................................................. 9
1.120    "Sterling Canada"...................................................................................... 9
1.121    "Sterling Chemicals"................................................................................... 9
1.122    "Sterling Chemicals Interests"......................................................................... 9
1.123    "Sterling Holdings".................................................................................... 9
1.124    "Sterling Holdings Interests".......................................................................... 9
1.125    "Sterling Interests"...................................................................................10
1.126    "Sterling NRO".........................................................................................10
1.127    "Sterling NRO Claim"...................................................................................10
1.128    "Sterling Pulp"........................................................................................10
1.129    "Subordinated Claim"...................................................................................10
1.130    "Subscription Rights"..................................................................................10
1.131    "Subsidiary Debtors"...................................................................................10
1.132    "Subsidiary Interests".................................................................................10
1.133    "Substantial Contribution Claim".......................................................................10
1.134    "Tag Along Agreement"..................................................................................10
1.135    "Term Sheet"...........................................................................................10
1.136    "Tort Claim"...........................................................................................10
1.137    "Unimpaired"...........................................................................................10
1.138    "Unofficial Secured Noteholders Committee".............................................................10
1.139    "Unofficial Secured Noteholders Committee Majority"....................................................10
1.140    "Unsecured Distribution"...............................................................................10
1.141    "Unsecured Proceeds"...................................................................................11

ARTICLE II COMPROMISE AND SETTLEMENT OF DISPUTES................................................................11

2.1      Proposed Compromise and Settlement.....................................................................11
2.2      Effect of Compromise and Settlement....................................................................12
2.3      Approval of Compromise and Settlement..................................................................12

ARTICLE III CLASSIFICATION OF CLAIMS AND INTERESTS..............................................................12

3.1      Introduction...........................................................................................12
3.2      Unimpaired Claims......................................................................................12
3.3      Impaired Claims........................................................................................12
3.4      Unimpaired Interests...................................................................................13
3.5      Impaired Interests.....................................................................................13

ARTICLE IV TREATMENT OF CLAIMS AND INTERESTS....................................................................13

4.1      Unclassified Claims....................................................................................13
4.2      Unimpaired Classes of Claims...........................................................................14
4.3      Impaired Classes of Claims.............................................................................14
4.4      Unimpaired Classes of Interests........................................................................16
4.5      Impaired Classes of Interests..........................................................................16
4.6      Reservation of Rights Regarding Claims.................................................................17
4.7      Separate Liabilities of Reorganized Debtors............................................................17

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN...................................................................17

5.1      Impaired Classes of Claims and Interests Entitled to Vote..............................................17



                                      iii
                                                                      Appendix A



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

5.2      Acceptance by an Impaired Class........................................................................17
5.3      Presumed Acceptances by Unimpaired Classes.............................................................17
5.4      Classes Deemed to Reject Plan..........................................................................17
5.5      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code........................................17

ARTICLE VI MEANS FOR IMPLEMENTATION OF THE PLAN.................................................................17

6.1      Continued Corporate Existence..........................................................................17
6.2      Cancellation of Old Securities and Agreements..........................................................18
6.3      Certificates of Incorporation and Bylaws...............................................................18
6.4      Merger.................................................................................................18
6.5      Intercompany Transactions..............................................................................18
6.6      Fibers Management Buyout; PulpCo Sale..................................................................19
6.7      Funding................................................................................................19
6.8      Implementing Actions...................................................................................19
6.9      Authorization and Issuance of New Securities...........................................................20
6.10     SCI Management Incentive Plan..........................................................................20
6.11     Directors and Officers of Reorganized Debtors..........................................................21
6.12     Revesting of Assets; Releases of Liens; Effective Date Restructurings..................................21
6.13     Preservation of Rights of Action.......................................................................21
6.14     Effectuating Documents; Further Transactions...........................................................21
6.15     Exemption From Certain Transfer Taxes..................................................................22
6.16     Indenture Trustees.....................................................................................22

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................22

7.1      Assumed Contracts and Leases...........................................................................22
7.2      Payments Related to Assumption of Contracts and Leases.................................................22
7.3      Rejected Contracts and Leases..........................................................................22
7.4      Rejection Damages Bar Date.............................................................................23
7.5      Compensation and Benefit Programs......................................................................23
7.6      Indemnification Obligations............................................................................23

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTIONS.................................................................24

8.1      Distributions for Claims Allowed as of Effective Date..................................................24
8.2      Interest on Claims.....................................................................................24
8.3      Distributions by Disbursing Agent......................................................................24
8.4      Means of Cash Payment..................................................................................24
8.5      Calculation of Distribution Amounts of New Securities..................................................24
8.6      Delivery of Distributions..............................................................................24
8.7      Distribution Record Date for Holders of Old Notes......................................................25
8.8      Surrender of Old Notes.................................................................................25
8.9      Withholding and Reporting Requirements.................................................................25
8.10     Setoffs................................................................................................26
8.11     Prepayment.............................................................................................26
8.12     No Distribution in Excess of Allowed Amount of Claim...................................................26
8.13     Allocation of Distributions............................................................................26

ARTICLE IX PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
UNLIQUIDATED CLAIMS AND  DISTRIBUTIONS WITH RESPECT THERETO.....................................................26

9.1      Prosecution of Objections to Claims....................................................................26
9.2      Treatment of Disputed Claims; Disputed Claims Reserve..................................................27
9.3      Distributions on Account of Disputed Claims Once They Are Allowed......................................27



                                       iv
                                                                      Appendix A


ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION  AND CONSUMMATION OF THE PLAN....................................27

10.1     Conditions to Confirmation.............................................................................27
10.2     Conditions to Implementation Date......................................................................28
10.3     Conditions to Effective Date...........................................................................28
10.4     Waiver of Conditions...................................................................................29

ARTICLE XI RETENTION OF JURISDICTION............................................................................29


ARTICLE XII MISCELLANEOUS PROVISIONS............................................................................30

12.1     Professional Fee Claims; Expense Reimbursements........................................................30
12.2     Administrative Claims..................................................................................32
12.3     Payment of Statutory Fees..............................................................................32
12.4     Modifications and Amendments...........................................................................32
12.5     Severability of Plan Provisions........................................................................32
12.6     Successors and Assigns.................................................................................32
12.7     Compromises and Settlements............................................................................32
12.8     Releases and Satisfaction of Subordination Rights......................................................32
12.9     Releases and Related Matters...........................................................................33
12.10    Discharge of the Debtors...............................................................................33
12.11    Injunction.............................................................................................33
12.12    Exculpation and Limitation of Liability................................................................34
12.13    Binding Effect.........................................................................................34
12.14    Revocation, Withdrawal, or Non-Consummation............................................................34
12.15    Plan Supplement........................................................................................35
12.16    Notices................................................................................................35
12.17    Indemnification of Debtors' Directors, Officers, and Employees.........................................35
12.18    Dissolution of Creditors Committee.....................................................................35
12.19    Term of Injunctions or Stays...........................................................................36
12.20    Computation of Time....................................................................................36
12.21    Governing Law..........................................................................................36



                                       v


                                                                      Appendix A

                                    EXHIBITS


Exhibit A                  Summary of Terms of New SCI Notes

Exhibit B                  Summary of Terms of New UC Notes

Exhibit C                  Summary of Terms of New SCI Preferred Shares

Exhibit D                  Summary of Terms of New SCI Common Shares

Exhibit E                  Summary of Terms of New SCI Warrants

Exhibit F                  Summary of Terms of Rights Offering

                                                                      Appendix A

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                                  INTRODUCTION

                  Sterling Chemicals Holdings, Inc., its subsidiary Sterling Chemicals, Inc., and its direct and indirect subsidiaries Sterling Chemicals Energy, Inc., Sterling Fibers, Inc., Sterling Chemicals International, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., and Sterling Pulp Chemicals, Inc., hereby propose the following joint plan of reorganization for the resolution of their outstanding Claims (as defined herein) and Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations, and risk factors of the Debtors (as defined herein), a summary and analysis of the Plan (as defined herein), and certain related matters, including the New Securities (as defined herein) to be issued under the Plan. The Debtors are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code (as defined herein).

                  All holders of Claims are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code, Rule 3019 of the Bankruptcy Rules (as defined herein), and Article XII of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

                                   ARTICLE I

                                   DEFINITIONS

                  For purposes of the Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined in the Plan shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

                  For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein," "hereof," and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.1 "ADMINISTRATIVE CLAIM" means a Claim, other than a DIP Facility Claim, for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, bonuses, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930, (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code, (e) Cure payments for executory contracts and unexpired leases that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 365 of the Bankruptcy Code, and (f) all fees and expenses payable under Section 12.1(c) or 12.1(e) of the Plan.

1.2 "ADMINISTRATIVE CLAIMS SPECIAL BAR DATE" means the date designated by the Bankruptcy Court as the last date for asserting certain Administrative Claims that arose between the Petition Date and such bar date or that arise after such bar date and before the Effective Date to the extent that such Administrative Claim was known or reasonably should have been known to the holder thereof as of such bar date.

1.3 "ALLOWED" means, with respect to any Claim, such Claim or any portion thereof (a) that has been allowed by a Final Order, (b) as to which, on or by the Effective Date, (i) no Proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as Disputed, (c) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which




                                                                      Appendix A
either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

1.4 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

1.5 "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Texas or such other court as may have jurisdiction over the Chapter 11 Case.

1.6 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure.

1.7 "BAR DATE(S)" means the date(s) designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

1.8 "BUSINESS DAY" means any day, excluding Saturdays, Sundays, or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.9 "CASH" means legal tender of the United States or equivalents thereof.

1.10 "CHAPTER 11 CASE" means the jointly administered Chapter 11 cases of the Debtors.

1.11 "CLAIM" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.12 "CLAIMS OBJECTION DEADLINE" means the last day for filing objections to Disputed Claims, which day shall be the later of (a) the Effective Date or (b) sixty (60) days after the applicable Proof of Claim is filed.

1.13 "CLASS" means a category of holders of Claims or Interests, as described in
Article III of the Plan.

1.14 "CLASS 5 EXCESS PROCEEDS" means the amount, if any, by which the Class 5 Proceeds distributed to holders of Allowed Old 12-3/8% Secured Note Claims exceed an amount equal to (a) the Secured Noteholder Claim Amount minus (b) $80 million.

1.15 "CLASS 5 PROCEEDS" means a portion of the Proceeds equal to the lesser of
(a) the Proceeds minus $80 million and (b) the Secured Noteholder Claim Amount.

1.16 "COMMITTED COMMON SHARES INVESTMENT" means the agreement of certain holders of General Unsecured Claims, certain holders of Old Unsecured Note Claims, certain holders of Self-Insured Tort Claims, and Investor to purchase New SCI Common Shares for an aggregate amount equal to $30 million, in accordance with the terms of the Plan and the Rights Offering or the Investment Agreement, as applicable.

1.17 "COMMITTED PREFERRED SHARES INVESTMENT" means the agreement of Investor to purchase New SCI Preferred Shares for an aggregate amount equal to $30 million, in accordance with the terms of the Plan and the Investment Agreement.

1.18 "CONFIRMATION" means entry by the Bankruptcy Court of the Confirmation
Order.

1.19 "CONFIRMATION DATE" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

1.20 "CONFIRMATION DEPOSIT" means funds in the aggregate amount of $60 million that will be deposited by certain holders of General Unsecured Claims, certain holders of Old Unsecured Note Claims, certain holders of Self-Insured Tort Claims, and Investor to fund the Committed Common Shares Investment and the Committed Preferred Shares Investment, in accordance with the terms of the Plan and the Rights Offering or the Investment Agreement, as applicable.

1.21 "CONFIRMATION HEARING" means the hearing to consider Confirmation of the Plan under Section 1128 of the Bankruptcy Code.

1.22 "CONFIRMATION ORDER" means the order entered by the Bankruptcy Court confirming the Plan.

                                                                      Appendix A

1.23 "CONVENIENCE CLAIM" means any unsecured Claim against the Debtors in an amount equal to or less than $500.

1.24 "CREDITOR" means any Person who holds a Claim against any of the Debtors.

1.25 "CREDITORS COMMITTEE" means the official committee of unsecured Creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

1.26 "CREDITORS COMMITTEE MAJORITY" means a majority of the members of the Creditors Committee.

1.27 "CURE" means (a) the distribution of Cash, or the distribution of such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties under an executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law, or (b) the taking of such other actions as may be agreed upon by the parties or ordered by the Bankruptcy Court, in either case, with respect to the assumption of an executory contract or unexpired lease pursuant to Section 365(b) of the Bankruptcy Code.

1.28 "DEBTOR(S)" means, individually, Sterling Holdings, Sterling Chemicals, or any of the Subsidiary Debtors, and collectively, Sterling Holdings, Sterling Chemicals, and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

1.29 "DESIGNATED DIRECTOR(S), OFFICER(S), AND EMPLOYEE(S)" means, individually,
(a) each director, officer, and employee of each of the Debtors that served in such capacity at any time on or after October 7, 2002, and (b) each director, officer, or employee of each of the Debtors that served as a fiduciary of any employee benefit plan or program of any of the Debtors at any time after October 7, 2002, and, collectively, all of the foregoing Persons.

1.30 "DILUTION" means, with respect to any holder of New SCI Common Shares, and assuming the conversion of all New SCI Preferred Shares into New SCI Common Shares as of the Effective Date, a reduction subsequent to the Effective Date in the percentage of outstanding New SCI Common Shares in Reorganized Sterling Chemicals represented by the New SCI Common Shares previously issued to such holder (a) to the extent necessary to give effect to the issuance of stock or the exercise of stock options pursuant to the SCI Management Incentive Plan, (b) to the extent necessary to give effect to the issuance of stock pursuant to the exercise of any New SCI Warrants, (c) to the extent necessary to give effect to the issuance of New SCI Preferred Shares issued as paid in kind dividends on outstanding New SCI Preferred Shares, or (d) otherwise as a result of the issuance of common shares or the implementation of other management incentive programs by Reorganized Sterling Chemicals after the Effective Date.

1.31 "DIP FACILITY CLAIM" means any Claim arising under that certain Revolving Credit Agreement, dated as of July 19, 2001, among Sterling Chemicals, the Subsidiary Debtors, The CIT Group/Business Credit, Inc., as Administrative Agent, and various financial institutions, as lenders thereunder, and any related documents, agreements, and instruments, including, without limitation, any entitlement to postpetition interest thereunder.

1.32 "DISBURSING AGENT" means Reorganized Sterling Chemicals or any party designated by Reorganized Sterling Chemicals, in its sole discretion, to serve as disbursing agent under the Plan.

1.33 "DISCLOSURE STATEMENT" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.34 "DISCLOSURE STATEMENT ORDER" means the order entered by the Bankruptcy Court approving the Disclosure Statement.

1.35 "DISPUTED" means, with respect to any Claim, that such Claim has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and:

     (a) if no Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

     (b) if a Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date, (i) for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent, or disputed, (ii) for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent, or disputed, but the amount of such Claim as asserted in the Proof of Claim exceeds the amount of such Claim as listed in the Schedules, or (iii) as to which a Debtor has

                                                                      Appendix A
     timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order;

     (c) for which a Proof of Claim was required to be filed by the Bankruptcy Code, the Bankruptcy Rules, or an order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

     (d) is a Claim for damages based upon the rejection by the Debtors of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not passed; or

     (e) is disputed in accordance with the provisions of the Plan.

1.36 "DISPUTED CLAIMS RESERVE" means the reserve of Cash, New SCI Common Shares, New UC Notes, and New SCI Warrants established and maintained by the Disbursing Agent on account of Disputed Claims.

1.37 "DISTRIBUTION DATE" means the date on which initial distributions are made under the Plan, such date to occur on or as soon as practicable after the Effective Date, but in any case no later than five (5) Business Days after the Effective Date.

1.38 "DISTRIBUTION RECORD DATE" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the third (3rd) Business Day after the Confirmation Date at 5:00 p.m. prevailing Eastern time.

1.39 "EFFECTIVE DATE" means the first Business Day after which all conditions to the consummation of the Plan as set forth in Section 10.3 of the Plan have been satisfied or waived as provided in Section 10.4 of the Plan, and is the date on which the Plan becomes effective.

1.40 "ESTATE(S)" means, individually, the estate of each Debtor in the Chapter 11 Case and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

1.41 "FACE AMOUNT" means (a) when used with reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used with reference to an Allowed Claim, the Allowed amount of such Claim.

1.42 "FIBERS BUYOUT AGREEMENT" means the purchase agreement between Sterling Chemicals and members of local senior management of Sterling Fibers, Inc. setting forth the terms and conditions of the management buyout of Sterling Fibers, Inc. and Sterling Chemicals International, Inc., substantially in the form of the document included in the Plan Supplement.

1.43 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.44 "GENERAL UNSECURED CLAIM" means a Claim arising prior to the Petition Date against any Debtor other than Sterling Holdings that is not a Priority Tax Claim, Other Priority Claim, Lender Claim, Secured Claim, Other Secured Claim, Old 12-3/8% Secured Note Claim, Tort Claim, Self-Insured Tort Claim, Intercompany Claim, Old Unsecured Note Claim, Non-Compensatory Damages Claim, Subordinated Claim, or Convenience Claim.

1.45 "HOLDINGS GENERAL UNSECURED CLAIM" means a Claim arising prior to the Petition Date against Sterling Holdings that is not a Priority Tax Claim, Other Priority Claim, Lender Claim, Secured Claim, Other Secured Claim, Old 12-3/8% Secured Note Claim, Tort Claim, Self-Insured Tort Claim, Intercompany Claim, Old Discount Note Claim, Old Unsecured Note Claim, Non-Compensatory Damages Claim, Subordinated Claim, or Convenience Claim.

1.46 "IMPAIRED" means, with respect to any Claim or Interest, that such Claim or Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.47 "IMPLEMENTATION DATE" means the date on which the Merger is consummated, which date is anticipated to be at least ten (10) days but not more than thirty
(30) days before the Effective Date.

                                                                      Appendix A

1.48 "INDEMNIFICATION OBLIGATION" means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution to any present or former officer, director, or employee, or any present or former professional, advisor, or representative of the Debtors, pursuant to bylaws, articles or certificate of incorporation, contract, or otherwise, as may be in existence immediately prior to the Petition Date.

1.49 "INDENTURE TRUSTEES" means, collectively, the Old 12-3/8% Secured Notes Indenture Trustee, the Old Unsecured Notes Indenture Trustee, and the Old Discount Notes Indenture Trustee.

1.50 "INTERCOMPANY CLAIM" means any Claim arising prior to the Petition Date against a Debtor by another Debtor or by a non-Debtor subsidiary or affiliate of a Debtor.

1.51 "INTERESTS" means (a) the legal, equitable, contractual, or other rights of any Person (including any 401K plan or plan participant) with respect to Sterling Interests, (b) the legal, equitable, contractual, or other rights of any Person with respect to the Subsidiary Interests, and (c) the legal, equitable, contractual, or other rights of any Person to acquire or receive any of the foregoing.

1.52 "INVESTMENT AGREEMENT" means the Investment Agreement among Sterling Holdings, Sterling Chemicals and Investor, substantially in the form of such document included in the Plan Supplement.

1.53 "INVESTOR" means either (i) (A) Resurgence on behalf of its Affiliates' managed funds and accounts or (B) the managed funds and accounts of Resurgence and its Affiliates, as appropriate for the context, or (ii) such other party or parties identified by the Debtors as Investor in accordance with the process described in Section II.D of the Disclosure Statement.

1.54 "LENDER CLAIM" means any Claim arising under or relating to the Pre-Petition Credit Facility Agreements.

1.55 "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

1.56 "LITIGATION RIGHTS" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be transferred to Reorganized Sterling Chemicals on the Effective Date and retained by Reorganized Sterling Chemicals pursuant to Section 6.13 of the Plan.

1.57 "MERGER" has the meaning ascribed thereto in Section 6.4 of the Plan.

1.58 "MERGER AGREEMENT" means the Merger Agreement between Sterling Holdings and Sterling Chemicals setting forth the terms and conditions of the Merger, substantially in the form of such document included in the Plan Supplement.

1.59 "MERGER CONSIDERATION" means the 65,000 New SCI Common Shares to be authorized and issued by Reorganized Sterling Chemicals on the Implementation Date pursuant to the Merger and the Plan and which constitute 1.3% of the New SCI Common Shares to be initially issued under the Plan (assuming the conversion of all New SCI Preferred Shares into New SCI Common Shares).

1.60 "NEW CREDIT AGREEMENT" means the revolving credit agreement to be entered into by Reorganized Sterling Chemicals on or before the Effective Date as a condition to consummation of the Plan, substantially in the form of such document included in the Plan Supplement, to provide a portion of the funds necessary to make payments required to be made on the Effective Date, as well as funds for working capital and other general corporate purposes after the Effective Date.

1.61 "NEW INDENTURES" means, collectively, the Indentures to be dated as of the Effective Date between the respective indenture trustees specified therein and Reorganized Sterling Chemicals, governing the New SCI Notes and the New UC Notes, respectively, substantially in the forms of such documents included in the Plan Supplement.

1.62 "NEW SCI COMMON SHARES" means the common shares of Reorganized Sterling Chemicals to be authorized under Section 6.9(a) of the Plan as of the Implementation Date, as described on Exhibit D to the Plan.

1.63 "NEW SCI NOTES" means the senior secured notes to be issued by Reorganized Sterling Chemicals to the holders of Old 12-3/8% Secured Note Claims if, and in an aggregate principal amount equal to the amount by which, the Secured Noteholder Claim Amount exceeds the amount of Class 5 Proceeds distributed to the holders of Old 12-3/8% Secured Note Claims, to be authorized under Section 6.9(b) of the Plan as of the Effective Date, as described on Exhibit A to the Plan and substantially in the form included in the Plan Supplement.

1.64 "NEW SCI PREFERRED SHARES" means the convertible preferred shares of Reorganized Sterling Chemicals, liquidation value $13.80 per share, to be authorized under Section 6.9(b) of the Plan as of the Effective Date, as described on Exhibit C to the Plan.

                                                                      Appendix A

1.65 "NEW SCI WARRANTS" means the warrants to acquire New SCI Common Shares to be authorized under Section 6.9(b) of the Plan as of the Effective Date, substantially in the form of such document included in the Plan Supplement, as described on Exhibit E to the Plan.

1.66 "NEW SECURITIES" means, collectively, the New SCI Notes, the New UC Notes, the New SCI Preferred Shares, the New SCI Common Shares, the New SCI Warrants, and the Subscription Rights.

1.67 "NEW UC NOTES" means the secured notes to be issued by Reorganized Sterling Chemicals to the holders of Allowed General Unsecured Claims, Allowed Self-Insured Tort Claims, and Allowed Old Unsecured Note Claims if, and in an aggregate principal amount equal to the amount of, any Class 5 Excess Proceeds distributed to holders of Allowed Old 12-3/8% Secured Note Claims, to be authorized under Section 6.9(b) of the Plan as of the Effective Date, as described on Exhibit B to the Plan and substantially in the form included in the Plan Supplement.

1.68 "NON-COMPENSATORY DAMAGES CLAIM" means any Claim against any of the Debtors for any fine, penalty, forfeiture, attorneys' fees (to the extent such attorneys' fees are punitive in nature), or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys' fees, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including any Claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise); provided, however, that such term shall not include any Claim that might otherwise constitute a Non-Compensatory Damages Claim but for a Final Order determining such Claim to be classified and treated as an Administrative Claim, DIP Facility Claim, Priority Tax Claim, Other Priority Claim, Lender Claim, Secured Claim, Other Secured Claim, Old 12-?% Secured Note Claim, General Unsecured Claim, Tort Claim, Holdings General Unsecured Claim, Intercompany Claim, Old Discount Note Claim, Old Unsecured Note Claim, Subordinated Claim, or Convenience Claim.

1.69 "OLD CHEMICALS COMMON SHARES" means shares of the common stock, par value $0.01 per share, of Sterling Chemicals issued and outstanding as of the Petition Date.

1.70 "OLD DISCOUNT NOTE CLAIM" means any Claim arising from or relating to the Old Discount Notes.

1.71 "OLD DISCOUNT NOTES" means the 13-1/2% Senior Secured Discount Notes due 2008 issued by Sterling Holdings and outstanding as of the Petition Date.

1.72 "OLD DISCOUNT NOTES INDENTURE TRUSTEE" means State Street Bank and Trust Company, as Indenture Trustee under the Indenture governing the Old Discount Notes.

1.73 "OLD 11-1/4% NOTES" means the 11 1/4% Senior Subordinated Notes due 2007 issued by Sterling Chemicals and outstanding as of the Petition Date.

1.74 "OLD 11-3/4% NOTES" means the 11 3/4% Senior Subordinated Notes due 2006 issued by Sterling Chemicals and outstanding as of the Petition Date.

1.75 "OLD HOLDINGS COMMON SHARES" means shares of the common stock, par value $0.01 per share, of Sterling Holdings issued and outstanding as of the Petition Date.

1.76 "OLD HOLDINGS PREFERRED SHARES" means shares of the preferred stock of Sterling Holdings issued and outstanding as of the Petition Date, including (a) shares of Holdings' non-voting redeemable Series A Preferred Stock, liquidation value $100 per share, and (b) shares of Holdings' non-voting Cumulative Redeemable Preferred Stock, Series B, liquidation value $1,000 per share.

1.77 "OLD HOLDINGS STOCK OPTIONS" means options to purchase Old Holdings Common Shares outstanding as of the Petition Date.

1.78 "OLD INDENTURES" means, collectively, (a) the Indenture dated August 15, 1996, between Fleet National Bank, as trustee, and Sterling Holdings, pursuant to which the Old Discount Notes were issued, (b) the Indenture dated July 23, 1999, between Harris Trust Company of New York, as trustee, and Sterling Chemicals, pursuant to which the Old 12-3/8% Secured Notes were issued, (c) the Indenture dated August 15, 1996, between Fleet National Bank, as trustee, and Sterling Chemicals, pursuant to which the Old 11-3/4% Notes were issued, and (d) the Indenture dated April 7, 1997, between Fleet National Bank, as trustee, and Sterling Chemicals, pursuant to which the Old 11-1/4% Notes were issued.

                                                                      Appendix A

1.79 "OLD NOTE CLAIM" means any Claim arising from or relating to the Old Notes.

1.80 "OLD NOTES" means, collectively, (a) the Old Discount Notes, (b) the Old 12-3/8% Secured Notes, (c) the Old 11-3/4% Notes, and (d) the Old 11-1/4% Notes.

1.81 "OLD SECURITIES" means, collectively, the Old Holdings Common Shares, the Old Holdings Preferred Shares, the Old Holdings Stock Options, the Old Chemicals Common Shares, and the Old Notes.

1.82 "OLD 12-3/8% SECURED NOTE CLAIM" means any Claim based upon the Old 12-3/8% Secured Notes.

1.83 "OLD 12-3/8% SECURED NOTES" means the 12-3/8% Senior Secured Notes due 2006 issued by Sterling Chemicals and outstanding as of the Petition Date.

1.84 "OLD 12-3/8% SECURED NOTES INDENTURE TRUSTEE" means The Bank of New York, as Indenture Trustee under the Indenture governing the Old 12-3/8% Secured Notes.

1.85 "OLD UNSECURED NOTE CLAIM" means any Claim based upon the Old 11-1/4% Notes or the Old 11-3/4% Notes.

1.86 "OLD UNSECURED NOTES INDENTURE TRUSTEE" means HSBC Bank USA, as Indenture Trustee under the Indenture governing the Old 11-1/4% Notes and the Indenture governing the Old 11-3/4% Notes.

1.87 "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to
Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.88 "OTHER SECURED CLAIM" means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than a Lender Claim, an Intercompany Claim, an Old Discount Note Claim, or an Old 12-3/8% Secured Note Claim.

1.89 "PERSON" means any individual, firm, partnership, corporation, trust, association, company, limited liability company, joint stock company, joint venture, governmental unit, or other entity or enterprise.

1.90 "PETITION DATE" means July 16, 2001, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

1.91 "PLAN" means this joint plan of reorganization under Chapter 11 of the Bankruptcy Code and all exhibits annexed hereto or referenced herein, as the same may be amended, modified, or supplemented from time to time.

1.92 "PLAN SUPPLEMENT" means the supplement to the Plan containing the forms of the Certificate of Incorporation of Reorganized Sterling Chemicals, the Bylaws of Reorganized Sterling Chemicals, the New Credit Agreement, the Merger Agreement, the SCI Management Incentive Plan, the Purchase Agreement, the New Indentures, the New SCI Warrants, the Registration Rights Agreement, the Tag Along Agreement, the Fibers Buyout Agreement, and the Investment Agreement.

1.93 "PRE-PETITION CREDIT FACILITY AGREEMENTS" means, collectively, the $155,000,000 Revolving Credit Agreement, dated as of July 23, 1999, among Sterling Chemicals and the Subsidiary Debtors, as the borrowers, various financial institutions as the lenders, DLJ Capital Funding, Inc., as the syndication agent, Credit Suisse First Boston, as the documentation agent, and The CIT Group/Business Credit, Inc., as the administrative agent, as amended, and all other documents, agreements, and instruments related thereto.

1.94 "PRIORITY TAX CLAIM" means a Claim that is entitled to priority pursuant to
Section 507(a)(8) of the Bankruptcy Code.

1.95 "PRO RATA" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

1.96 "PROCEEDS" means the Cash (and the fair market value of any other type of consideration acceptable to the Unofficial Secured Noteholders Committee Majority or its advisors) received from the PulpCo Sale, net of (a) all funds used to extinguish any of the funded indebtedness of the PulpCo Business at the time of the sale, (b) any and all fees, costs, and expenses paid or incurred in connection with the sale, including, without limitation, any breakup or termination fees and expense reimbursements paid or incurred in connection with the PulpCo Sale, and (c) a provision for taxes or alternative minimum taxes, if any.

                                                                      Appendix A

1.97 "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and any professional seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b) of the Bankruptcy Code.

1.98 "PROFESSIONAL FEE CLAIM" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

1.99 "PROOF OF CLAIM" means a Proof of Claim filed with the Bankruptcy Court in connection with the Chapter 11 Case.

1.100 "PULPCO BUSINESS" means the operations engaged in by the Debtors related to the production of chemicals used primarily in the pulp and paper and water treatment industries and the licensing, engineering, and construction of chlorine dioxide generators that are conducted through (a) Subsidiary Debtors Sterling Canada, Sterling Pulp Chemicals US, Inc., and Sterling Pulp Chemicals, Inc. and (b) the Debtors' nondebtor subsidiaries and affiliates Sterling Pulp Chemicals, Ltd., Sterling Pulp Chemicals (Australia) Pty Limited, Sterling NRO, Ltd., Sterling Chemicals Acquisitions, Inc., Sterling Australia Holdings, Inc., Sterling Pulp Chemicals Fuzhou Ltd., Sterling (Sask) Holdings, Ltd., Sterling Pulp Chemicals (Sask) Ltd., and 619220 Saskatchewan Ltd.

1.101 "PULPCO SALE" means the sale of the PulpCo Business to be consummated on the Effective Date in accordance with the terms and conditions set forth in the Purchase Agreement.

1.102 "PURCHASE AGREEMENT" means the Asset and Stock Purchase Agreement entered into by Sterling Chemicals, Sterling Canada, Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., and the Debtors' nondebtor affiliate Sterling Chemicals Acquisitions, Inc., as sellers, and the purchaser thereunder, setting forth the terms and conditions of the PulpCo Sale, substantially in the form of such document included in the Plan Supplement.

1.103 "REGISTRATION RIGHTS AGREEMENT" means the agreement between Reorganized Sterling Chemicals, Investor, and any recipient of a distribution from the Unsecured Distribution or purchaser under the Rights Offering receiving at least 5% of the fully diluted New SCI Common Shares on the Effective Date, substantially in the form of such document included in the Plan Supplement, providing for normal and customary demand registration rights for Investor and normal and customary piggyback rights for such recipient.

1.104 "REINSTATED" means (a) leaving unaltered the legal, equitable, and contractual rights to which the holder of a Claim is entitled so as to leave such Claim unimpaired in accordance with Section 1124 of the Bankruptcy Code, or
(b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in
Section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise altering the legal, equitable, or contractual rights to which the holder of such Claim is entitled; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, covenants regarding corporate existence, or covenants prohibiting certain transactions or actions contemplated by the Plan or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order for a Claim to be considered Reinstated.

1.105 "REORGANIZED DEBTOR(S)" means, individually, any reorganized Debtor or its successor and, collectively, all reorganized Debtors or their successors, on or after the Effective Date, in each case, after giving effect to the Restructuring Transactions.

1.106 "REORGANIZED STERLING CANADA"means reorganized Sterling Canada or its successor, on and after the Effective Date and after giving effect to the Restructuring Transactions.

1.107 "REORGANIZED STERLING CHEMICALS" means reorganized Sterling Chemicals or its successor, on and after the Effective Date and after giving effect to the Restructuring Transactions.

1.108 "REORGANIZED SUBSIDIARY DEBTOR(S)" means, individually, a reorganized Subsidiary Debtor or its successor and, collectively, all reorganized Subsidiary Debtors or their successors, on or after the Effective Date, in each case, after giving effect to the Restructuring Transactions.

1.109 "RESTRUCTURING TRANSACTIONS" means the restructurings, mergers, consolidations, and dispositions described in Sections 6.4, 6.5, 6.6, 6.8, and 6.12, including, without limitation, the Merger, the PulpCo Sale, and the sale of Sterling Fibers, Inc. and Sterling Chemicals International, Inc. to a newly formed entity owned by members of local senior management of Sterling Fibers, Inc.

                                                                      Appendix A

1.110 "RESURGENCE" means Resurgence Asset Management, L.L.C.

1.111 "RIGHTS OFFERING" means the issuance of the Subscription Rights by Sterling Chemicals to holders of Allowed or Disputed General Unsecured Claims, Allowed or Disputed Self-Insured Tort Claims, and Allowed Old Unsecured Note Claims on the Rights Offering Commencement Date, described in Exhibit F to the Plan.

1.112 "RIGHTS OFFERING COMMENCEMENT DATE" means the date on which Sterling Chemicals commences the Rights Offering by mailing to holders of Allowed or Disputed General Unsecured Claims, Allowed or Disputed Self-Insured Tort Claims, and Allowed Old Unsecured Note Claims as of the Rights Offering Record Date a description of the Subscription Rights and instructions for the exercise thereof, which date shall be established by the Bankruptcy Court.

1.113 "RIGHTS OFFERING PRO RATA SHARE" means, with respect to any Allowed or Disputed General Unsecured Claim, Allowed or Disputed Self-Insured Tort Claim, or Allowed Old Unsecured Note Claim, a fraction, (a) the numerator of which is the Face Amount of such Claim as of the Rights Offering Record Date and (b) the denominator of which is the aggregate Face Amount of all Allowed General Unsecured Claims, Allowed Old Unsecured Note Claims, and Allowed Self-Insured Tort Claims as of the Rights Offering Record Date. A Rights Offering Pro Rata Share is subject to recalculation as described in Exhibit F hereto.

1.114 "RIGHTS OFFERING RECORD DATE" means the date that is the record date to determine which holders of Claims are entitled to receive Subscription Rights, which date shall be established by the Bankruptcy Court.

1.115 "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.116 "SCI MANAGEMENT INCENTIVE PLAN" means the management incentive plan to be adopted by Reorganized Sterling Chemicals pursuant to Section 6.10 of the Plan, substantially in the form of such document included in the Plan Supplement.

1.117 "SECURED CLAIM" means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order pursuant to Section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to Section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors or the Reorganized Debtors and the holder of such Claim.

1.118 "SECURED NOTEHOLDER CLAIM AMOUNT" means an amount equal to the sum of (a) the aggregate principal outstanding on the Old 12-3/8% Secured Notes as of the Petition Date ($295,000,000), plus (b) interest thereon accrued and unpaid as of the Petition Date ($18,253,125), plus (c) accrued and unpaid interest on the Old 12-3/8% Secured Notes (including interest on accrued and unpaid interest calculated in accordance with the indenture governing the Old 12-3/8% Secured Notes) accruing from the Petition Date until (but not including) the Effective Date at a rate equal to 12-3/8% per annum.

1.119 "SELF-INSURED TORT CLAIM" has the meaning ascribed to such term in Section 4.3(f) of the Plan.

1.120 "STERLING CANADA" means Sterling Canada, Inc., a Delaware corporation.

1.121 "STERLING CHEMICALS" means Sterling Chemicals, Inc., a Delaware corporation.

1.122 "STERLING CHEMICALS INTERESTS" means, collectively, all equity interests in Sterling Chemicals, including, without limitation, the Old Chemicals Common Shares, together with any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Sterling Chemicals, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in Sterling Chemicals as of the Petition Date.

1.123 "STERLING HOLDINGS" means Sterling Chemicals Holdings, Inc., a Delaware corporation.

1.124 "STERLING HOLDINGS INTERESTS" means, collectively, all equity interests in Sterling Holdings, including, without limitation, the Old Holdings Common Shares, the Old Holdings Preferred Shares, and the Old Holdings Stock Options, together with any other options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any Old Holdings Common Shares, Old Holdings Preferred Shares, Old Holdings Stock Options, or other equity ownership interests in

                                                                      Appendix A

Sterling Holdings, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in Sterling Holdings as of the Petition Date.

1.125 "STERLING INTERESTS" means, collectively, the Sterling Holdings Interests and the Sterling Chemicals Interests.

1.126 "STERLING NRO" means Sterling NRO, Ltd., an Ontario corporation and nondebtor subsidiary of the Debtors.

1.127 "STERLING NRO CLAIM" means the Administrative Claim of Sterling NRO against Sterling Canada pursuant to the intercompany note dated as of July 19, 2001.

1.128 "STERLING PULP" means Sterling Pulp Chemicals, Ltd., an Ontario corporation and nondebtor subsidiary of the Debtors.

1.129 "SUBORDINATED CLAIM" means any Claim subordinated pursuant to Sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.

1.130 "SUBSCRIPTION RIGHTS" means the subscription rights issued by Reorganized Sterling Chemicals to holders of Allowed or Disputed General Unsecured Claims, Allowed or Disputed Self-Insured Tort Claims, and Allowed Old Unsecured Note Claims to subscribe for New SCI Common Shares pursuant to the Committed Common Shares Investment, the exercise of which subscription rights shall entitle the holder of any such Claim to purchase New SCI Common Shares pursuant thereto only to the extent provided for in the Plan and in the procedures governing the Rights Offering.

1.131 "SUBSIDIARY DEBTORS" means, collectively, Sterling Chemicals Energy, Inc., Sterling Fibers, Inc., Sterling Canada, Sterling Chemicals International, Inc., Sterling Pulp Chemicals US, Inc., and Sterling Pulp Chemicals, Inc., each of which is a Debtor.

1.132 "SUBSIDIARY INTERESTS" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors, directly or indirectly owned by Sterling Holdings or Sterling Chemicals as of the Petition Date.

1.133 "SUBSTANTIAL CONTRIBUTION CLAIM" means a claim for compensation or reimbursement of costs and expenses relating to services rendered in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),
(4), or (5) of the Bankruptcy Code.

1.134 "TAG ALONG AGREEMENT" means the agreement between Reorganized Sterling Chemicals, Investor, and any recipient of a distribution from the Unsecured Distribution or purchaser under the Rights Offering, substantially in the form of such document included in the Plan Supplement, providing for certain tag along rights for such recipients and purchasers as described on Exhibit D to the Plan.

1.135 "TERM SHEET" means that certain term sheet dated as of September 4, 2002, among Sterling Chemicals, Sterling Holdings, Resurgence, the Creditors Committee, and the Unofficial Secured Noteholders Committee, a copy of which is annexed as Appendix C to the Disclosure Statement.

1.136 "TORT CLAIM" means any Claim other than a Non-Compensatory Damages Claim against any Debtor (other than Holdings) based upon, arising from, or relating to any cause of action based upon personal injury, property damage, or wrongful death.

1.137 "UNIMPAIRED" means, with respect to any Claim, that such Claim is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.138 "UNOFFICIAL SECURED NOTEHOLDERS COMMITTEE" means the unofficial ad hoc committee of certain holders of Old 12-3/8% Secured Notes, as such committee may be reconstituted from time to time.

1.139 "UNOFFICIAL SECURED NOTEHOLDERS COMMITTEE MAJORITY" means holders of a majority in aggregate outstanding principal amount of the Old 12-3/8% Secured Notes held by the members of the Unofficial Secured Noteholders Committee that have executed the Term Sheet.

1.140 "UNSECURED DISTRIBUTION" means (a) 585,000 New SCI Common Shares to be authorized and issued by Reorganized Sterling Chemicals as of the Effective Date pursuant to the Plan, which constitute 11.7% of the New SCI Common Shares to be initially issued pursuant to the Plan (assuming the conversion of all New SCI Preferred Shares into New SCI Common Shares), (b) the New SCI Warrants, (c) if Class 5 Excess Proceeds are distributed to holders of Allowed Old 12-3/8% Secured Note Claims, the New UC Notes, and (d) if Unsecured Proceeds are available, the Unsecured Proceeds.

                                                                      Appendix A

1.141 "UNSECURED PROCEEDS" means the amount, if any, by which the Proceeds exceed the sum of (a) the Secured Noteholder Claim Amount plus (b) $80 million.

                                   ARTICLE II

                      COMPROMISE AND SETTLEMENT OF DISPUTES

2.1 PROPOSED COMPROMISE AND SETTLEMENT

         The Plan incorporates a proposed compromise and settlement of certain issues among the Debtors, the Creditors Committee, the holders of DIP Facility Claims, the Old 12-3/8% Secured Notes Indenture Trustee, and the Unofficial Secured Noteholders Committee. These issues relate primarily to the following:

         (a) the treatment of the Pre-Petition Credit Facility Agreements and the Lender Claims under the orders of the Bankruptcy Court approving the Debtors' postpetition financing facility;

         (b) the nature and amount of exit financing required by the Debtors to emerge from Chapter 11;

         (c) the value of the Debtors' Estates on an individual and a consolidated basis, and the proper method of determining such value;

         (d) whether the Estate of each Debtor should be treated separately for purposes of making payments to holders of Claims;

         (e) whether and to what extent the Old 12-3/8% Secured Note Claims are substantially oversecured, fully secured, or undersecured, considering potential challenges to their alleged Liens, and thus whether the holders of such Claims are entitled to be treated as holders of only Secured Claims or are entitled to be treated as holders of both Secured Claims and unsecured, deficiency Claims;

         (f) if the Old 12-3/8% Secured Note Claims are undersecured, whether the deficiency amounts constitute senior obligations vis-a-vis any other Old Note Claims or other unsecured Claims and are thus entitled to enforce subordination rights against any such Claims;

         (g) the right of holders of the Old 12-3/8% Secured Notes to receive postpetition interest on their Claims pursuant to Section 506(b) of the Bankruptcy Code;

         (h) whether there is any value at any of the Subsidiary Debtors for any holder of unsecured Claims if the guarantees supporting the Old 12-3/8% Secured Note Claims are enforced against each of such Subsidiary Debtors, and whether and to what extent such guarantees are entitled to be enforced against each of such Subsidiary Debtors;

         (i) whether and to what extent the Old Discount Note Claims are secured or undersecured, the extent of any value in the collateral that secures such Claims, and whether holders of such Claims are entitled to be treated as holders of both Secured Claims and unsecured, deficiency Claims;

         (j) whether the Holdings General Unsecured Claims are entitled to share in any recovery under the Plan given that there are no unencumbered assets at Sterling Holdings with which to pay them;

         (k) the amount and priority of Intercompany Claims and the voidability of certain intercompany transfers;

         (l) entitlement to payment, on the Effective Date, as a deemed Allowed Administrative Claim, of the (i) professional fees and reasonable expenses incurred by the Unofficial Secured Noteholders Committee for its professional advisors consistent with the terms of the engagement letters of such professionals executed by the members of the Unofficial Secured Noteholders Committee and (ii) the professional fees, expenses, and costs of the Old 12-3/8% Secured Notes Indenture Trustee, in each case without further action by such parties; and

         (m) other issues having to do with the rights of certain Estates, Claims, or Classes of Claims vis-a-vis other Estates, Claims, or Classes of Claims.

                                                                      Appendix A

2.2      EFFECT OF COMPROMISE AND SETTLEMENT

         As a result of the compromise and settlement contained in the Plan, and only for purposes of distributions under the Plan, (a) Claims against each Estate (other than Holdings) shall be deemed to be Claims against the Estates as a whole, any Proof of Claim filed against one or more of the Debtors (other than Holdings) shall be deemed to be a single Claim filed against the Estates as a whole, and all duplicate Proofs of Claim for the same Claim filed against more than one Debtor shall be deemed expunged; (b) all guarantees by one Debtor in favor of any other Debtor shall be eliminated, and no distributions under the Plan shall be made on account of Claims based upon such guarantees; and (c) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, subject to the other provisions of Section 553, debts due to any Debtor may be set off against the debts of any other Debtor. The Plan does not provide for substantive consolidation of the Debtors' Estates. In accordance with Section 4.7 of the Plan, the structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor.

2.3      APPROVAL OF COMPROMISE AND SETTLEMENT

         The Plan constitutes a motion for approval of the compromise and settlement, and the Confirmation Order, subject to the occurrence of the Effective Date, shall constitute an order of the Bankruptcy Court approving the compromise and settlement as fair and equitable and within the bounds of reasonableness.

                                  ARTICLE III

                     CLASSIFICATION OF CLAIMS AND INTERESTS

3.1      INTRODUCTION

         In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified, and the respective treatment of such unclassified claims is set forth in Section 4.1 of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

3.2      UNIMPAIRED CLAIMS

         Class 1: Other Priority Claims

                  Class 1 consists of all Other Priority Claims.

         Class 2: Lender Claims

                  Class 2 consists of all Lender Claims.

         Class 3: Convenience Claims

                  Class 3 consists of all Convenience Claims.

3.3      IMPAIRED CLAIMS

         Class 4: Other Secured Claims

                  Class 4 consists of separate sub-Classes for each Other Secured Claim against any of the Debtors. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code, including for voting purposes.

         Class 5: Old 12-3/8% Secured Note Claims

                  Class 5 consists of all Old 12-3/8% Secured Note Claims.

                                                                      Appendix A

         Class 6: Old Discount Note Claims

                  Class 6 consists of all Old Discount Note Claims.

         Class 7: General Unsecured Claims

                  Class 7 consists of all General Unsecured Claims.

         Class 8: Old Unsecured Note Claims

                  Class 8 consists of all Old Unsecured Note Claims.

         Class 9: Tort Claims

                  Class 9 consists of all Tort Claims.

         Class 10: Intercompany Claims

                  Class 10 consists of all Intercompany Claims.

         Class 11: Non-Compensatory Damages Claims

                  Class 11 consists of all Non-Compensatory Damages Claims.

         Class 12: Subordinated Claims

                  Class 12 consists of all Subordinated Claims.

         Class 13: Holdings General Unsecured Claims

                  Class 13 consists of all Holdings General Unsecured Claims.

3.4      UNIMPAIRED INTERESTS

         Class 14: Subsidiary Interests

                  Class 14 consists of all Subsidiary Interests.

3.5      IMPAIRED INTERESTS

         Class 15:  Sterling Interests

                  Class 15 consists of all Sterling Interests.

                                   ARTICLE IV

                        TREATMENT OF CLAIMS AND INTERESTS

4.1      UNCLASSIFIED CLAIMS

         (A)      ADMINISTRATIVE CLAIMS

                  With respect to each Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Sections 12.1 through 12.3 of the Plan, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, the holder of each such Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other less favorable treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that

                                                                      Appendix A

Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  On the Effective Date, any and all Administrative Claims, other than the Sterling NRO Claim, against a Debtor held by any of the Debtors or by any nondebtor subsidiary or affiliate of the Debtors, shall be cancelled and disallowed by agreement of the parties. On the Effective Date, the Sterling NRO Claim shall be cancelled as a result of the intercompany transactions described in Sections 6.5(b) and (c).

         (B)      DIP FACILITY CLAIMS

                  The DIP Facility Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. Each holder of an Allowed DIP Facility Claim shall receive on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed DIP Facility Claim, (i) Cash equal to the full amount of such Allowed DIP Facility Claim, or (ii) such other less favorable treatment as to which the Debtors and such holder shall have agreed upon in writing.

         (C)      PRIORITY TAX CLAIMS

                  Each holder of an Allowed Priority Tax Claim shall receive on the later of the Distribution Date or the date on which such Claim becomes an Allowed Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such other less favorable treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

4.2      UNIMPAIRED CLASSES OF CLAIMS

         (A)      CLASS 1:  OTHER PRIORITY CLAIMS

                  On, or as soon as reasonably practicable after, the latest of
(i) the Distribution Date, (ii) the date on which such Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Other Priority Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Other Priority Claim, either (A) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (B) such other less favorable treatment as to which the applicable Debtor and such holder shall have agreed upon in writing.

         (B)      CLASS 2:  LENDER CLAIMS

                  Each holder of a Lender Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Lender Claim, has been paid in full prior to the Confirmation Date and such payment is hereby ratified. The rights alleged by any holder of a Lender Claim in a Proof of Claim, including, without limitation, Proof of Claim number 1773 filed by The CIT Group/Business Credit, Inc., are hereby deemed conformed to and limited by the foregoing treatment; and such Lender Claims as hereby conformed and limited are hereby deemed Allowed and satisfied.

         (C)      CLASS 3:  CONVENIENCE CLAIMS

                  On the Distribution Date, each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the lesser of (i) the Face Amount of such Claim and (ii) $500.

4.3      IMPAIRED CLASSES OF CLAIMS

         (A)      CLASS 4:  OTHER SECURED CLAIMS

                  On the Effective Date, at the option of the Debtors, either
(i) the legal, equitable, and contractual rights of each holder of an Allowed Other Secured Claim shall be Reinstated; (ii) (A) each holder of an Allowed Other Secured Claim shall retain the Liens securing such Allowed Other Secured Claim, whether the property subject to such Liens is retained by the Debtors or transferred to another entity, to the extent of such Allowed Other Secured Claim, and (B) each holder of an Allowed Other Secured

                                                                      Appendix A

Claim shall receive deferred Cash payments totaling at least the amount of such Allowed Other Secured Claim, of a value, as of the Effective Date, of at least the value of such holder's interest in the Estate's interest in such property; or (iii) the collateral securing such Allowed Other Secured Claim shall be surrendered to the holder of such Allowed Other Secured Claim. The Debtors' failure to object to any Other Secured Claim in the Chapter 11 Case shall be without prejudice to the Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the Other Secured Claim holder. Notwithstanding Section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition Liens on property of any Debtor held by or on behalf of the Other Secured Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Other Secured Claim holder are paid in full. Nothing in this Section 4.3(a) or elsewhere in the Plan shall preclude the Debtors or the Reorganized Debtors from challenging the validity of any alleged Lien on any asset of a Debtor or the value of the property that secures any alleged Lien.

         (B)      CLASS 5:  OLD 12-3/8% SECURED NOTE CLAIMS

                  The Old 12-3/8% Secured Note Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. On the Effective Date, all Old 12-3/8% Secured Notes shall be deemed cancelled and extinguished. On the Distribution Date, each holder of an Old 12-3/8% Secured Note Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Old 12-3/8% Secured Note Claim, shall receive, subject to compliance by such holder with Section 8.8:

                  (i) its Pro Rata share of the Class 5 Proceeds; and

                  (ii) if the Secured Noteholder Claim Amount exceeds the amount of the Class 5 Proceeds, its Pro Rata share of the New SCI Notes.

To the extent that the Class 5 Proceeds and the New SCI Notes have not been distributed to the Old 12-3/8% Secured Notes Indenture Trustee on the Effective Date, each holder of an Old 12-3/8% Secured Note Claim shall receive its Pro Rata share of interest that shall accrue on the Class 5 Proceeds and the New SCI Notes at a rate of 10% per annum from the Effective Date through and including the date on which such Class 5 Proceeds and New SCI Notes are distributed to the Old 12-3/8% Secured Notes Indenture Trustee, to be paid in Cash on such distribution date; provided, however, that interest on the New
SCI Notes shall not be paid pursuant to this Section 4.3(b) for any time period during which interest is accruing on the New SCI Notes.

         (C)      CLASS 6:  OLD DISCOUNT NOTE CLAIMS

                  The Old Discount Note Claims shall be deemed Allowed in their entirety for all purposes of the Plan and the Chapter 11 Case. On the Implementation Date, all Old Discount Notes shall be deemed cancelled and extinguished. Each holder of an Allowed Old Discount Note Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Old Discount Note Claim, shall receive, on the Implementation Date, its Pro Rata share of the Merger Consideration, subject to Dilution.

         (D)      CLASS 7:  GENERAL UNSECURED CLAIMS


                  Each holder of an Allowed General Unsecured Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed General Unsecured Claim, shall receive (i) on the Distribution Date, its Pro Rata share (together with all other holders of Allowed General Unsecured Claims, all holders of Allowed Old Unsecured Note Claims, and all holders of Allowed Self-Insured Tort Claims) of the Unsecured Distribution, subject to Dilution, and (ii) on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Subscription Rights. Each holder of a General Unsecured Claim that is Disputed as of the Rights Offering Record Date shall also receive, on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Subscription Rights; provided, however, that New SCI Common Shares may be purchased pursuant to the exercise of such Subscription Rights only if and to the extent that such holder's General Unsecured Claim becomes an Allowed General Unsecured Claim.

         (E)      CLASS 8:  OLD UNSECURED NOTE CLAIMS

                  The Old Unsecured Note Claims shall be deemed Allowed in an aggregate amount not to exceed $443,500,000 for all purposes of the Plan and the Chapter 11 Case. Each holder of an Allowed Old Unsecured Note Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Old Unsecured Note Claim, shall receive (i) subject to compliance by such holder with Section 8.8, on the Distribution Date, its Pro Rata share (together with all other holders of Allowed Old Unsecured Note Claims, all holders of Allowed General Unsecured Claims, and all holders of Allowed Self-Insured Tort Claims)

                                                                      Appendix A
of the Unsecured Distribution, subject to Dilution; and (ii) on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Subscription Rights.

         (F)      CLASS 9:  TORT CLAIMS


                  To the extent that any Tort Claim is not estimated pursuant to
Section 502(c) of the Bankruptcy Code at zero, each holder of an Allowed Tort Claim, in full satisfaction, settlement, release, discharge of, in exchange for, and on account of such Allowed Tort Claim, shall receive (i) on the Effective Date, the right to pursue Cash proceeds that may thereafter be recoverable by such holder from any liability insurance policy under which any Debtor is an insured party in an amount up to the amount of such holder's Allowed Tort Claim,
(ii) to the extent of any deductible portion of any liability insurance coverage or self-insured portion of such Tort Claim (a "Self-Insured Tort Claim"), on the Distribution Date, its Pro Rata share (together with all holders of Allowed General Unsecured Claims, all holders of Allowed Old Unsecured Note Claims, and all other holders of Allowed Self-Insured Tort Claims) of the Unsecured Distribution (based upon the amount of such Allowed Self-Insured Tort Claim), subject to Dilution, and (iii) on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Subscription Rights. Each holder of a Self-Insured Tort Claim that is Disputed as of the Rights Offering Record Date shall also receive, on the Rights Offering Commencement Date, its Rights Offering Pro Rata Share of the Subscription Rights; provided, however, that New SCI Common Shares may be purchased pursuant to the exercise of such Subscription Rights only if and to the extent that such holder's Disputed Self-Insured Tort Claim becomes an Allowed Self-Insured Tort Claim, based upon the amount of such Allowed Self-Insured Tort Claim.

                  Nothing contained herein shall affect the validity of any insurance coverage with respect to any Allowed Tort Claim.

         (G)      CLASS 10:  INTERCOMPANY CLAIMS

                  The holders of Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims, and all Intercompany Claims shall be discharged as of the Effective Date. The Schedules are hereby deemed amended to reduce to zero any Intercompany Claims evidenced therein; and all Proofs of Claim alleging Intercompany Claims, including, without limitation, Proof of Claim number 302 filed by Sterling Pulp Chemicals US, Inc. and Proof of Claim number 1746 filed by Sterling Pulp Chemicals, Inc., are hereby expunged without the necessity of objection.

         (H)      CLASS 11:  NON-COMPENSATORY DAMAGES CLAIMS

                  The holders of Non-Compensatory Damages Claims shall not receive or retain any property under the Plan on account of such Claims and all Non-Compensatory Damages Claims shall be discharged as of the Effective Date.

         (I)      CLASS 12:  SUBORDINATED CLAIMS

                  The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims and all Subordinated Claims shall be discharged as of the Effective Date.

         (J)      CLASS 13:  HOLDINGS GENERAL UNSECURED CLAIMS

                  The holders of Holdings General Unsecured Claims shall not receive or retain any property under the Plan on account of such Claims, and all Holdings General Unsecured Claims shall be discharged as of the Effective Date.

4.4      UNIMPAIRED CLASSES OF INTERESTS

                  CLASS 14:  SUBSIDIARY INTERESTS

                  On the Effective Date, except as otherwise contemplated by the Restructuring Transactions, the holders of Subsidiary Interests shall retain such Subsidiary Interests under the Plan.

4.5      IMPAIRED CLASSES OF INTERESTS

                  CLASS 15:  STERLING INTERESTS

                  On the Implementation Date, all Sterling Interests shall be deemed cancelled and extinguished. The holders of Sterling Interests shall not receive or retain any property under the Plan on account of such Interests.

                                                                      Appendix A

4.6      RESERVATION OF RIGHTS REGARDING CLAIMS

         Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

4.7      SEPARATE LIABILITIES OF REORGANIZED DEBTORS

         The structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor. After the Effective Date, each Reorganized Debtor, subject to the Restructuring Transactions, shall be separately liable for its own debts and obligations.

                                   ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

5.1      IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

         Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a Class to accept or reject the Plan. Accordingly, the votes of holders of Claims in Classes 4, 5, 6, 7, 8, and 9 shall be solicited with respect to the Plan. Although Claims in Classes 7, 8, and 9 have been separately classified for organizational and logistical purposes, notwithstanding any other provision of the Plan, Classes 7, 8, and 9 shall be deemed to be one Class solely for voting purposes.

5.2      ACCEPTANCE BY AN IMPAIRED CLASS

         In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. The votes of holders of Allowed Claims in Classes 7, 8, and 9 shall be aggregated and acceptance or rejection of the Plan by such Classes shall be determined as if Classes 7, 8, and 9 were one Class.

5.3      PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES

         Classes 1, 2, 3, and 14 are Unimpaired under the Plan. Under Section 1126(f) of the Bankruptcy Code, such Unimpaired Claim holders are conclusively presumed to have accepted the Plan, and the votes of such Unimpaired Claim holders shall not be solicited.

5.4      CLASSES DEEMED TO REJECT PLAN

         Holders of Claims and Interests in Classes 10, 11, 12, 13, and 15 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Classes 10, 11, 12, 13, and 15 Claim or Interest holders are deemed to have rejected the Plan, and the votes of such Claim or Interest holders shall not be solicited.

5.5      CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors shall request Confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any Exhibit, including to amend or modify it to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

6.1      CONTINUED CORPORATE EXISTENCE

         Subject to the Restructuring Transactions described in Sections 6.4, 6.5, 6.6, 6.8, and 6.12 of the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable laws in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and

                                                                      Appendix A
bylaws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws are amended pursuant to
Section 6.3 of the Plan. On and after the Effective Date, each Reorganized Debtor shall pay any and all unpaid Allowed Administrative Claims against such Reorganized Debtor and any and all of its obligations arising after the Effective Date.

6.2      CANCELLATION OF OLD SECURITIES AND AGREEMENTS

         On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any Debtor shall be canceled, and (b) the obligations of the Debtors under any agreements, indentures, or certificates of designations governing the Old Securities and any other note, bond, or indenture evidencing or creating any indebtedness or obligation of any Debtor shall be discharged.

6.3      CERTIFICATES OF INCORPORATION AND BYLAWS

         The certificate or articles of incorporation and bylaws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Certificate of Incorporation and Bylaws of Reorganized Sterling Chemicals shall be in substantially the forms of such documents included in the Plan Supplement, which will be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing in accordance with Section 12.15 of the Plan.

6.4      MERGER

         On the Implementation Date, Sterling Holdings will merge with and into Sterling Chemicals, with Sterling Chemicals being the surviving corporation (the "Merger"). As a result of the Merger, on the Implementation Date, (a) the surviving corporation shall have all of the rights, privileges, immunities, and powers of a corporation under applicable state law, and shall be subject to all of the duties and liabilities of a corporation under applicable state law, (b) except as otherwise provided in the Plan, the surviving corporation shall possess all of the rights, privileges, immunities, licenses, and franchises, whether of a public or private nature, of Sterling Holdings and Sterling Chemicals; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Sterling Holdings or Sterling Chemicals shall be taken and deemed to be transferred to and vested in the surviving corporation without further act or deed, (c) except as otherwise provided in the Plan, the surviving corporation shall thenceforth be responsible for and liable for all liabilities and obligations of each of Sterling Holdings and Sterling Chemicals, all executory contracts assumed by Sterling Holdings shall be deemed to be assigned to and assumed by Sterling Chemicals, and, with respect to any claim existing or action or proceeding pending by or against either of the merging Debtors, the surviving corporation shall be deemed substituted for such Debtor for all such purposes, (d) the Old Discount Notes shall be deemed cancelled and extinguished, and (e) Sterling Chemicals shall authorize the New SCI Common Shares as set forth in Section 6.9(a) and issue the Merger Consideration to the holders of Allowed Old Discount Note Claims pursuant to Articles IV, VI, and VIII of the Plan. With respect to the Merger, all requirements of applicable state law relating to mergers, including the requirement of approval by the board of directors and by the stockholders, shall be deemed satisfied; and the Debtors or the Reorganized Debtors may file articles of merger with the appropriate governmental units, which shall entitle the surviving corporation to receive a certificate of merger; provided, however, that in no event may the issuance of a certificate of merger be conditioned on the payment of any prepetition fees or franchise taxes on terms other than those specifically set forth in the Plan, and such issuance shall not be delayed pending the satisfaction of the obligations of Reorganized Sterling Chemicals or the Disbursing Agent under the Plan. Except as otherwise provided with respect to the Old Discount Note Claims, the Merger shall in no way modify in any way the rights of holders of Claims and Interests under the Plan; nor shall the Merger create any liabilities against any of the Debtors that did not exist prior to the Implementation Date or operate to create in favor of any Person any right against any of the Debtors that such Person did not have prior to the Implementation Date.

6.5      INTERCOMPANY TRANSACTIONS

         (a) On the Effective Date, Sterling NRO shall reduce its stated capital and declare as a distribution in return of paid-up capital an amount payable to Sterling Canada equal to all intercompany amounts owed by Sterling Canada to Sterling NRO.

         (b) On the Effective Date, Sterling Canada shall repay all intercompany amounts due to Sterling NRO by setting off against such obligations the amount due from Sterling NRO to Sterling Canada as a consequence of the reduction of stated capital.

         (c) On the Effective Date, Sterling Canada and Sterling NRO shall execute a repayment agreement acknowledging the setoff of their mutual indebtedness.

                                                                      Appendix A

         (d) On the Effective Date, Sterling Canada and Sterling Pulp shall execute a transfer agreement providing for Sterling Canada to transfer the stock of Sterling NRO to Sterling Pulp by a share for share exchange or by contribution of the stock of Sterling NRO to Sterling Pulp, followed in either case by the combination of the assets and liabilities of Sterling Pulp and Sterling NRO, an amalgamation of Sterling Pulp and Sterling NRO, or a winding up, liquidation, or voluntary dissolution of Sterling NRO into Sterling Pulp.

6.6      FIBERS MANAGEMENT BUYOUT; PULPCO SALE

         (a) On the Effective Date, in accordance with the terms and conditions of the Fibers Buyout Agreement, Sterling Chemicals or Reorganized Sterling Chemicals shall transfer, for little or no monetary consideration, its equity ownership interests in Sterling Fibers, Inc. and Sterling Chemicals International, Inc. to a newly formed corporation that will be owned by the members of local senior management of Sterling Fibers, Inc. Immediately before the consummation of such transfer, all intercompany receivables or payables of Sterling Fibers, Inc. and Sterling Chemicals International, Inc. shall be cancelled. Upon the consummation of such transfer, except as expressly agreed otherwise in writing by Reorganized Sterling Chemicals, Reorganized Sterling Chemicals shall not have any liability for any debts or obligations of Sterling Fibers, Inc. or Sterling Chemicals International, Inc.

         (b) On the Effective Date, the PulpCo Sale shall be consummated. On and after the Effective Date, except as expressly provided otherwise in the Purchase Agreement, the Reorganized Debtors shall not have any liability for any debts or obligations relating to, arising from, or in connection with the PulpCo Business.

         (c) On the Effective Date, after consummation of the PulpCo Sale pursuant to Section 6.6(b), Sterling Canada, Sterling Chemicals Acquisitions, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., and Sterling Australia Holdings, Inc. shall each enter into a plan of liquidation and distribute any Proceeds received from the PulpCo Sale and any Proceeds received as a distribution from a lower-tier subsidiary to its parent pursuant to its plan of liquidation.

         (d) On the Effective Date, after occurrence of the actions described in
Section 6.6(c), Reorganized Sterling Chemicals shall receive the Proceeds from the PulpCo Sale, either directly or through Cash distributions paid by Sterling Canada and Sterling Chemicals Acquisitions, Inc. from the Proceeds of the PulpCo Sale. Reorganized Sterling Chemicals shall retain $80 million of the Proceeds and transfer on the Effective Date all remaining Proceeds to the Disbursing Agent for distribution pursuant to the Plan.

         (e) On the Effective Date, after occurrence of the actions described in Sections 6.6(c) and 6.6(d), Sterling Chemicals Acquisitions, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., and Sterling Australia Holdings, Inc. shall each be dissolved pursuant to its respective plan of liquidation.

         (f) Sterling Canada shall be dissolved after the Effective Date pursuant to its plan of liquidation.

6.7      FUNDING

         (a) At least five (5) days prior to the Effective Date, the Confirmation Deposit shall be received and the Committed Common Shares Investment and the Committed Preferred Shares Investment shall be fully subscribed pursuant to the Plan, the Rights Offering, and the Investment Agreement. Investor shall underwrite the Rights Offering and the Committed Common Shares Investment.

         (b) On the Effective Date, the New Credit Agreement, together with new promissory notes evidencing obligations of Reorganized Sterling Chemicals thereunder, and all other documents, instruments, and agreements to be entered into, delivered, or confirmed thereunder on the Effective Date, shall become effective. The new promissory notes issued pursuant to the New Credit Agreement and all obligations under the New Credit Agreement and related documents shall be repaid as set forth in the New Credit Agreement and related documents.

6.8      IMPLEMENTING ACTIONS

           The Plan shall be implemented and the following actions shall occur in the following order:

         (a) On the Implementation Date, the Merger shall be consummated pursuant to Section 6.4 of the Plan and the Merger Agreement and Sterling Chemicals shall issue the Merger Consideration pursuant to Section 6.9(a).

         (b) At least five (5) days prior to the Effective Date, the equity investments described in Section 6.7(a) shall be received by the Debtors.




                                       19
                                                                      Appendix A

         (c) On the Effective Date, Sterling Chemicals or Reorganized Sterling Chemicals shall transfer its equity ownership interests in Sterling Fibers, Inc. and Sterling Chemicals International, Inc. and the parties shall consummate the transactions described in Section 6.6(a).

         (d) On the Effective Date, the actions to be taken by Sterling Canada, Sterling NRO, and Sterling Pulp described in Section 6.5 shall occur in the order set forth therein.

         (e) On the Effective Date, the actions described in Sections 6.6(b), 6.6(c), 6.6(d), and 6.6(e) shall occur in the order set forth therein.

         (f) On the Effective Date, the actions and transactions described in Sections 6.2, 6.7(b), 6.9(b), 6.9(e), 6.10, and 6.12 shall occur and be deemed to occur contemporaneously.

         (g) After the Effective Date, as described in Section 6.6(f), Sterling Canada shall be dissolved in accordance with its plan of liquidation.

6.9      AUTHORIZATION AND ISSUANCE OF NEW SECURITIES

         (a) On the Implementation Date, Sterling Chemicals shall authorize, for issuance and distribution in accordance with the terms of the Plan, 2,825,000 New SCI Common Shares and shall issue 65,000 New SCI Common Shares to the holders of Allowed Old Discount Note Claims.

         (b) On the Effective Date, Reorganized Sterling Chemicals shall authorize, for issuance and distribution in accordance with the terms of the Plan, the New SCI Notes, the New UC Notes, the New SCI Preferred Shares, and the New SCI Warrants. On the Effective Date, Reorganized Sterling Chemicals shall reserve New SCI Common Shares for issuance after the Effective Date under the SCI Management Incentive Plan, upon conversion of the New SCI Preferred Shares into New SCI Common Shares, and upon exercise of the New SCI Warrants, in an amount equal to 2,175,000 plus the number of shares issuable pursuant to the exercise of the New SCI Warrants plus the maximum number of shares issuable under, including pursuant to options issued under, the SCI Management Incentive Plan, without further act or action under applicable law, regulation, order, or rule.

         (c) The New Securities to be issued and distributed pursuant to distributions under the Plan to Classes 5, 6, 7, 8, and 9 shall be issued in exchange for or principally in exchange for Allowed Claims in such Classes and shall be exempt from registration under applicable securities laws pursuant to
Section 1145 of the Bankruptcy Code.

         (d) At all times during the period ending eighteen (18) months after the Effective Date, Reorganized Sterling Chemicals will cause the New SCI Common Shares to be registered under Section 12(g) of, and will timely file with the SEC all reports required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

         (e) Reorganized Sterling Chemicals, Investor, and any recipient of the Unsecured Distribution receiving at least 5% of the fully diluted New SCI Common Shares on the Effective Date (including New SCI Common Shares issued upon exercise of Subscription Rights) will execute and deliver the Registration Rights Agreement on the Effective Date.

6.10     SCI MANAGEMENT INCENTIVE PLAN

         On the Effective Date, Reorganized Sterling Chemicals shall be authorized and directed to establish and implement the SCI Management Incentive Plan, substantially in the form included in the Plan Supplement, which will be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to the commencement of the Confirmation Hearing, in accordance with
Section 12.15 of the Plan. On or about the Effective Date, such members of management and employees of Reorganized Sterling Chemicals and the other Reorganized Debtors as are designated by the board of directors of Reorganized Sterling Chemicals as recipients of awards under the SCI Management Incentive Plan shall be issued stock or stock options in accordance with the terms of such designations, subject to such terms as are more specifically described in the SCI Management Incentive Plan. The SCI Management Incentive Plan may be amended or modified from time to time by the board of directors of Reorganized Sterling Chemicals in accordance with its terms and any such amendment or modification shall not require an amendment of the Plan. Without any further act or authorization, Confirmation of the Plan and entry of the Confirmation Order shall be deemed to satisfy all requirements of applicable state and federal law and all listing standards of any securities exchange for approval by the board of directors and the shareholders of Reorganized Sterling Chemicals of the SCI Management Incentive Plan.

                                                                      Appendix A

6.11     DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

         (a) The existing senior officers of Sterling Chemicals shall serve initially in the same capacities after the Effective Date for Reorganized Sterling Chemicals. The initial board of directors of Reorganized Sterling Chemicals shall consist of eight (8) directors, to be designated as follows: (i) Investor shall be entitled to designate six (6) directors; (ii) the Creditors Committee shall be entitled to designate one director; and (iii) the Unofficial Secured Noteholders Committee shall be entitled to designate one director. From and after the Effective Date, Investor shall continue to be entitled to designate a number of directors of Reorganized Sterling Chemicals in proportion to its equity ownership of Reorganized Sterling Chemicals (assuming the conversion of all New SCI Preferred Shares into New SCI Common Shares), but in any event not less than a majority of such directors for so long as Investor holds at least 35% of the common stock of Reorganized Sterling Chemicals (on a fully diluted basis). The directors designated by Investor may only be removed (other than for cause) by, and any vacancy resulting from the death, resignation, or removal of any such director may only be filled by, the majority vote of those New SCI Common Shares that are owned by Investor. The director designated by the Unofficial Secured Noteholders Committee shall serve only while the New SCI Notes are outstanding, and may only be removed (other than for cause) by, and any vacancy resulting from the death, resignation, or removal of such director may only be filled by, the holders of the New SCI Notes. The director designated by the Creditors Committee shall serve for a period of two
(2) years after the Effective Date, and may only be removed (other than for cause) by, and any vacancy resulting from the death, resignation, or removal of such director may only be filled by, the Creditors Committee. The Persons designating board members of Reorganized Sterling Chemicals shall file with the Bankruptcy Court and give to the Debtors written notice of the identities of such members on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent that any such Person fails to file and give such notice, the Debtors shall designate, after consultation with such Person, the members of the board of directors of Reorganized Sterling Chemicals which such Person is entitled to designate by announcing their identities at the Confirmation Hearing.

         (b) The existing senior officers and directors of the Subsidiary Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Subsidiary Debtors.

6.12     REVESTING OF ASSETS; RELEASES OF LIENS; EFFECTIVE DATE RESTRUCTURINGS

         Except as otherwise provided in Sections 6.4, 6.5, 6.6, and 6.8, the property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date. Thereafter, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. On or as of the Effective Date, each of the Reorganized Debtors and their nondebtor subsidiaries and affiliates, in accordance with applicable state law, may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated; provided, however, that such restructurings are not otherwise inconsistent with the Plan, the distributions to be made under the Plan, or the New Indentures. Such restructurings may include such mergers, consolidations, restructurings, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate.

6.13     PRESERVATION OF RIGHTS OF ACTION

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, on the Effective Date, each Debtor or Reorganized Debtor shall transfer to Reorganized Sterling Chemicals all Litigation Rights that such Debtor or Reorganized Debtor may hold against any Person. Reorganized Sterling Chemicals shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all such Litigation Rights. Reorganized Sterling Chemicals or its successor(s) may pursue such retained Litigation Rights as appropriate, in accordance with the best interests of Reorganized Sterling Chemicals or its successor(s) who hold such rights in accordance with applicable state and federal law and consistent with the terms of the Plan.

6.14     EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         Either co-chief executive officer, the president, the chief financial officer, or any other appropriate officer of Sterling Chemicals, or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Sterling Chemicals, or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

                                                                     Appendix A

6.15     EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.16     INDENTURE TRUSTEES

         Notwithstanding the foregoing, the provisions of the Old Indentures governing the relationships of each of the Indenture Trustees and their respective holders of Old Notes, including, without limitation, those provisions relating to distributions, the Indenture Trustees' rights to payment, Liens on property to be distributed to holders of Old Notes, and the Indenture Trustees' rights of indemnity, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.


         Nothing herein affects the Indenture Trustees' rights pursuant to their respective Old Indentures and applicable non-bankruptcy law to assert Liens on any distributions hereunder to the holders of the Old Notes issued pursuant to the Old Indentures, to secure payment of its fees and expenses. If any Indenture Trustee does not serve as Disbursing Agent with respect to distributions to its respective holders, then the funds distributed to any such Disbursing Agent shall be subject to the Lien of the Indenture Trustee under its respective Old Indenture.

                                  ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

7.1      ASSUMED CONTRACTS AND LEASES

         (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or
(iii) is the subject of a pending motion to reject filed by a Debtor on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365(a) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

         (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

7.2      PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under
Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

7.3      REJECTED CONTRACTS AND LEASES

         Except as otherwise provided in the Plan, in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, or in an order of the Bankruptcy Court, none of the executory contracts or unexpired leases to

                                                                      Appendix A
which a Debtor is a party shall be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party and to file a motion requesting authorization for the rejection of any such executory contract or unexpired lease.

7.4      REJECTION DAMAGES BAR DATE

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors and counsel to the Creditors Committee, within thirty (30) days after entry of the order authorizing the rejection of such executory contract or unexpired lease.

7.5      COMPENSATION AND BENEFIT PROGRAMS

         As of the Effective Date, any and all stock based employee incentive plans and employee stock ownership plans of the Debtors entered into before or after the Petition Date shall be rejected by the Debtors under Section 365 of the Bankruptcy Code. Except to the extent (a) previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, or (b) the subject of a pending motion to reject filed by a Debtor on or before the Effective Date, all other employee compensation and benefit programs of the Debtors, including all pension plans and including all programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan. All pension plans shall continue in effect on and after the Effective Date. Nothing contained herein shall be deemed to modify the existing terms of such employee compensation and benefit programs, including, without limitation, the Debtors' rights of termination thereunder. Any compensation or benefit rights alleged by a current or former employee, or his or her spouse, in a timely filed Proof of Claim that is not the subject of an objection filed by the Debtors, are hereby deemed to be conformed to and limited by the terms of the Debtors' compensation and benefit programs. As so conformed and limited, such alleged rights are hereby deemed to be satisfied by the foregoing assumption, and the Proof of Claim of any such employee or spouse is hereby deemed to be expunged without the necessity of an objection, in reliance on such satisfaction.

7.6      INDEMNIFICATION OBLIGATIONS

         (a) Indemnification Obligations owed to any present or former professionals or advisors of the Debtors, including, without limitation, accountants, auditors, financial consultants, underwriters, or outside attorneys, arising under contracts that applied, in whole or in part, to any period occurring on or after the Petition Date shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to
Section 365 of the Bankruptcy Code under the Plan.

         (b) All other Indemnification Obligations owed to any professionals or advisors of the Debtors, including, without limitation, accountants, auditors, financial consultants, underwriters, and outside attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order (unless earlier rejected by Final Order).

         (c) Except as limited hereinafter, Indemnification Obligations owed to Designated Directors, Officers, and Employees pursuant to charter, bylaws, contract, or applicable state law shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan, and such obligations (subject to any defenses thereto) shall survive Confirmation of the Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with a pre-Petition Date or post-Petition Date occurrence; provided however, that the foregoing assumption shall not affect any release of such obligations given to the Debtors before the Effective Date or to the Reorganized Debtors on or after the Effective Date. The Indemnification Obligations alleged by any of the Designated Directors, Officers, and Employees in a timely filed Proof of Claim that is not the subject of an objection filed by the Debtors or the Creditors Committee, are hereby deemed to be conformed to and limited by the terms of the applicable charter, bylaws, contract, or state law. As so conformed and limited, such Indemnification Obligations are hereby deemed to be satisfied by the foregoing assumption, and the Proof of Claim of any such Designated Director, Officer, or Employee is hereby deemed to be expunged without the necessity of objection, in reliance on such satisfaction.

         (d) All other Indemnification Obligations owed to any of the Debtors' former directors, officers, and employees shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to
Section 365 of the Bankruptcy Code under the Plan pursuant to the Confirmation Order (unless earlier rejected by Final Order).

                                                                      Appendix A

                                  ARTICLE VIII

                       PROVISIONS GOVERNING DISTRIBUTIONS

8.1      DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF EFFECTIVE DATE

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made on or as soon as practicable after the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.3 of the Plan. Notwithstanding the date on which any distribution of New Securities is actually made to a holder of a Claim that becomes an Allowed Claim after the Effective Date, as of the date of the distribution of such New Securities such holder shall be deemed to have the rights of a holder as of the Effective Date.

8.2      INTEREST ON CLAIMS

         Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

8.3      DISTRIBUTIONS BY DISBURSING AGENT

         (a) The Disbursing Agent shall make all distributions required to be made on the Distribution Date under the Plan.

         (b) If the Disbursing Agent is an independent third party designated by Reorganized Sterling Chemicals to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized Sterling Chemicals on terms acceptable to Reorganized Sterling Chemicals. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

8.4      MEANS OF CASH PAYMENT

         Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

8.5      CALCULATION OF DISTRIBUTION AMOUNTS OF NEW SECURITIES

         No fractional New SCI Common Shares or New SCI Preferred Shares shall be issued or distributed under the Plan. Each Person entitled to receive New SCI Common Shares or New SCI Preferred Shares shall receive the total number of whole New SCI Common Shares or New SCI Preferred Shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New SCI Common Share or New SCI Preferred Share, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. If two or more Persons are entitled to equal fractional entitlements and the aggregate amount of New SCI Common Shares that would otherwise be issued to such Persons with respect to such fractional entitlements as a result of such rounding exceeds the number of whole shares which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

8.6      DELIVERY OF DISTRIBUTIONS

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
(d) in the case of the holder of an Old Note

                                                                      Appendix A

Claim, distributions shall be sent to the pertinent Indenture Trustee. Distributions on account of Old Note Claims shall be deemed complete upon delivery of such distributions to the respective Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second (2nd) anniversary of the Distribution Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. The Reorganized Debtors shall deliver all such unclaimed property to the Disbursing Agent for distribution in accordance with the applicable provisions of the Plan. On the first (1st) anniversary of the Distribution Date and again at least three (3) months prior to the second (2nd) anniversary of the Distribution Date, the Debtors will file with the Bankruptcy Court a list of holders of unclaimed property, provided, however, nothing contained in the Plan shall require any Debtor, any Reorganized Debtor, any Disbursing Agent, or any Indenture Trustee to attempt to locate any holder of an Allowed Claim.

8.7      DISTRIBUTION RECORD DATE FOR HOLDERS OF OLD NOTES

         At the close of business on the Distribution Record Date, the transfer ledgers for the Old Notes shall be closed, and there shall be no further changes in the record holders of such securities. The Reorganized Debtors, the Disbursing Agent, the Indenture Trustees, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Old Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date irrespective of the number of distributions to be made under the Plan to such Persons or the date of such distributions.

8.8      SURRENDER OF OLD NOTES

         (A)      OLD NOTES

                  Except as provided in Section 8.8(b) of the Plan for lost, stolen, mutilated, or destroyed Old Notes, each holder of an Allowed Claim evidenced by an Old Note shall tender such Old Note to the Indenture Trustee for such Old Notes in accordance with written instructions to be provided in a letter of transmittal to such holders by such Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Notes shall be effected, and risk of loss and title thereto shall pass, only upon the proper delivery of such Old Notes with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Note to act and the authenticity of any signatures required on the letter of transmittal and such other provisions, if any, as shall be deemed reasonably necessary or appropriate in the judgment of the Debtors, the Indenture Trustees, the Disbursing Agent, or any securities clearing agency or depositary in which the Old Notes are deposited or through which Old Notes are tendered and delivered. All surrendered notes and Old Notes shall be marked as canceled and shall be delivered by the Indenture Trustee for such Old Notes to Reorganized Sterling Chemicals.

         (B)      LOST, STOLEN, MUTILATED, OR DESTROYED OLD NOTES

                  In addition to any requirements under the applicable certificate of incorporation or bylaws of the applicable Debtor, any holder of a Claim evidenced by an Old Note that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Old Note, deliver to the Indenture Trustee for such Old Note (i) evidence satisfactory to such Indenture Trustee of the loss, theft, mutilation, or destruction and (ii) such indemnity as may be required by such Indenture Trustee to hold such Indenture Trustee and the Reorganized Debtors harmless from any damages, liabilities, or costs incurred in treating such individual as a holder of an Old Note that has been lost, stolen, mutilated, or destroyed. Upon compliance with this Section 8.8(b) by a holder of a Claim evidenced by an Old Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Note.

         (C)      FAILURE TO SURRENDER CANCELED OLD NOTES

                  Any holder of an Old Note that fails to surrender or be deemed to have surrendered such Old Note before the second (2nd) anniversary of the Distribution Date shall have its Claim for a distribution on account of such Old Note discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

8.9      WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all

                                                                      Appendix A
distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (a) each holder of an Allowed Claim that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 8.6 of the Plan.

8.10     SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

8.11     PREPAYMENT

         Except as otherwise provided in the Plan, any ancillary documents entered into in connection herewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

8.12     NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM

         Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution of a value in excess of the Allowed amount of such Claim (excluding payments on account of interest due and payable from and after the Effective Date pursuant to the
Plan).

8.13     ALLOCATION OF DISTRIBUTIONS

         All distributions received under the Plan by holders of Claims shall be deemed to be allocated first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim.

                                   ARTICLE IX

                       PROCEDURES FOR RESOLVING DISPUTED,
                     CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                       DISTRIBUTIONS WITH RESPECT THERETO

9.1      PROSECUTION OF OBJECTIONS TO CLAIMS

         (A)      OBJECTIONS TO CLAIMS

                  All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been allowed earlier. The Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanisms.

                                                                      Appendix A

         (B)      AUTHORITY TO PROSECUTE OBJECTIONS

                  After the Confirmation Date, only the Reorganized Debtors and the Creditors Committee shall have the authority to file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court provided that, for so long as the Creditors Committee shall continue to exist, the Creditors Committee shall have the right to object to any settlements and compromises involving a payment obligation by the Estates in excess of $50,000, and any such objections shall be resolved by the Bankruptcy Court.

9.2      TREATMENT OF DISPUTED CLAIMS; DISPUTED CLAIMS RESERVE

         (A)      DISPUTED CLAIMS

                  Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is Disputed, until such Claim becomes an Allowed Claim.

         (B)      RESERVES FOR DISPUTED CLAIMS

                  On the Effective Date or as soon as practicable thereafter, the Disbursing Agent shall establish the Disputed Claims Reserve by withholding from the initial Unsecured Distribution an amount of Cash, New SCI Common Shares, New UC Notes, and New SCI Warrants calculated as if all Disputed General Unsecured Claims were Allowed Claims in an amount equal to one hundred percent (100%) of the distributions to which holders of such Claims would be entitled if their Claims were Allowed in their entirety; provided, however, that Reorganized Sterling Chemicals, the Disbursing Agent, or the Creditors Committee shall have the right to file a motion seeking to reduce or modify the amount of Cash, New SCI Common Shares, New UC Notes, or New SCI Warrants so reserved with respect to any such Disputed Claims.

9.3      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED

         Reorganized Sterling Chemicals shall make distributions on account of any Disputed Claim that has become an Allowed Claim as soon as practicable after the date on which such Disputed Claim becomes an Allowed Claim. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Such distributions shall be based upon the cumulative distributions that would have been made to the holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date in the amount ultimately Allowed, without regard to the amounts previously reserved with respect to such Disputed Claim but only to the extent that such additional amounts have not yet been distributed to holders of Allowed Claims. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash, New SCI Common Shares, New UC Notes, or New SCI Warrants that remain in the Disputed Claims Reserve that were initially reserved in connection with such Disputed Claim shall be distributed or allocated to the Disputed Claims Reserve, as applicable, Pro Rata in accordance with Articles IV, VIII, and IX of the Plan to holders of Allowed Claims and holders of the remaining Disputed Claims. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

                                   ARTICLE X

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

10.1     CONDITIONS TO CONFIRMATION

         The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with
Section 10.4 of the Plan:

         (a) an order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code shall have been entered;

         (b) the proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors, Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors);

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


         (c) Investor shall be satisfied with the amount of unpaid Allowed Administrative Claims that shall be paid pursuant to the Plan; provided, however, that if such unpaid Allowed Administrative Claims (other than Administrative Claims based upon normal postpetition trade payables, the Sterling NRO Claim (which will be cancelled on the Effective Date pursuant to the intercompany transactions described in Section 6.5), and any amounts payable pursuant to Section 12.1(e)) do not exceed $40 million in the aggregate, Investor shall be deemed to be satisfied with the amount of such unpaid Allowed Administrative Claims; and

         (d) there shall not have occurred during the period from September 4, 2002 to the Confirmation Date any material adverse change in the business or financial condition of Sterling Chemicals (excluding the PulpCo Business), excluding any change (i) resulting from general economic conditions or the execution of the Term Sheet or the Investment Agreement or (ii) that affects the chemicals industry as a whole.

10.2     CONDITIONS TO IMPLEMENTATION DATE

         The following are conditions precedent to the occurrence of the Implementation Date, each of which must be satisfied or waived in accordance with Section 10.4 of the Plan:

         (a) the Confirmation Order shall have been entered in form and substance reasonably satisfactory to the Debtors, Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors), and shall, among other things:

             (i) provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan and the Restructuring Transactions;

             (ii) authorize the issuance of the New Securities; and

             (iii) provide that notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan;

         (b) the Confirmation Order shall not have been stayed, vacated, or reversed; and

         (c) the Merger Agreement, the Certificate of Incorporation of Reorganized Sterling Chemicals, and the Bylaws of Reorganized Sterling Chemicals shall be in form and substance reasonably acceptable to the Debtors, Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors) and, to the extent any of such documents contemplates execution by one or more persons, any such document shall have been executed and delivered.

10.3     CONDITIONS TO EFFECTIVE DATE

         The following conditions precedent must be satisfied or waived on or prior to the Effective Date in accordance with Section 10.4 of the Plan:

         (a) the Merger shall have been consummated as of the Implementation
Date;

         (b) the Confirmation Order shall not have been stayed, vacated, or reversed;

         (c) the Old 12-3/8% Secured Notes Indenture Trustee, the Creditors Committee, and the Unofficial Secured Noteholders Committee, through their respective counsel, shall each have delivered to the Debtors an executed stipulation of dismissal with prejudice of all actions, appeals, and proceedings filed by or on behalf of the Old 12-3/8% Secured Notes Indenture Trustee, the Creditors Committee, and the Unofficial Secured Noteholders Committee in connection with the Chapter 11 Case, in form and substance satisfactory to the Debtors, such stipulation to be filed by the Debtors and to become effective as of the Effective Date;

         (d) the New Credit Agreement, the Purchase Agreement, the New SCI Warrants, the New Indentures, the Registration Rights Agreement, the Tag Along Agreement, the SCI Management Incentive Plan, the Fibers Buyout Agreement, and the Investment Agreement shall be in form and substance reasonably acceptable to the Debtors, Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors), and, to the extent any of such documents contemplates execution by one or more Persons, any such document shall have been executed and delivered by the respective parties thereto, and all conditions precedent to the effectiveness of each such document shall have been satisfied or waived;

                                                                      Appendix A

         (e) the Reorganized Debtors shall have arranged for credit availability under the New Credit Agreement in amount, form, and substance acceptable to the Debtors, Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors);

         (f) all conditions precedent to the consummation of the transactions contemplated by the Purchase Agreement shall have been satisfied or waived by the parties thereto and the PulpCo Sale shall be consummated on the Effective Date;

         (g) Reorganized Sterling Chemicals shall have been provided with or otherwise retained $80 million from the Proceeds;

         (h) Investor shall have complied with its obligation to fund the Committed Common Shares Investment (to the extent the Rights Offering is not subscribed in full or any Person subscribing for any Rights fails or is not eligible to purchase the Subscription Shares pursuant thereto) and the Committed Preferred Shares Investment;

         (i) the Confirmation Deposit shall have been made;

         (j) as of the Effective Date, the aggregate net funded indebtedness of the Subsidiary Debtors and their nondebtor subsidiaries and affiliates engaged in the operations of the PulpCo Business shall not exceed $25 million;

         (k) the professional fees and reasonable expenses incurred by the Unofficial Secured Noteholders Committee for its professional advisors consistent with the terms of the engagement letters of such professionals executed by the members of the Unofficial Secured Noteholders Committee shall be paid in full as deemed Allowed Administrative Claims on the Effective Date, and
(ii) if Confirmation of the Plan is consensual and the Effective Date occurs on or before March 1, 2003, the professional fees, expenses, and costs of the Old 12-3/8% Secured Notes Indenture Trustee (or any successor indenture trustee) in an amount not to exceed $1,400,000 shall be paid in full as deemed Allowed Administrative Claims on the Effective Date;

         (l) all authorizations, consents, and regulatory approvals required, if any, in connection with consummation of the Plan shall have been obtained; and

         (m) all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

10.4     WAIVER OF CONDITIONS

         Each of the conditions set forth in Sections 10.1 (other than Section 10.1(a)), 10.2 (other than Section 10.2(b)), and 10.3 (other than Section 10.3(b)) of the Plan may, with the consent of Investor, be waived in whole or in part by the Debtors without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that Sections 10.1(b), 10.2(a), 10.2(c), 10.3(a), 10.3(c), 10.3(d), 10.3(e), 10.3(f), 10.3(g), 10.3(h), 10.3(i),
10.3(j), 10.3(k), 10.3(l), and 10.3(m) may be waived only with the consent of Investor, Resurgence, the Creditors Committee Majority (or its advisors), and the Unofficial Secured Noteholders Committee Majority (or its advisors); provided, however, that if Resurgence is not the Investor, in the event that the Debtors have determined to waive any of such conditions and each of Investor, the Creditors Committee Majority (or its advisors) and the Unofficial Secured Noteholders Committee Majority (or its advisors) have consented to such waiver, and Resurgence has not consented to such waiver, the performance of such condition shall nonetheless be deemed waived in the event that either (a) Resurgence files a motion on an expedited basis to require performance of such condition and such motion is denied by the Bankruptcy Court, or (b) Resurgence has failed to file such motion within two (2) Business Days after receiving notice of the consent to such waiver by each of the other parties. The failure of a Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

                  Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

         (a) allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest not otherwise Allowed under the Plan (other than personal injury or wrongful death Claims, unless agreed by the holder), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                                                                      Appendix A

         (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         (d) effectuate performance of and payments under the provisions of the Plan;

         (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case or the Litigation Rights;

         (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement, or the Confirmation Order;

         (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

         (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         (k) hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement, or the Confirmation Order;

         (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Case;

         (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

         (n) hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         (q) enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

12.1     PROFESSIONAL FEE CLAIMS; EXPENSE REIMBURSEMENTS

         (a) All final requests for payment of Professional Fee Claims pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code and Substantial Contribution Claims under Section 503(b)(3), (4), or (5) of the Bankruptcy Code must be filed and served on the Reorganized Debtors, their counsel, and other necessary parties in interest no later than sixty (60) days after the

                                                                      Appendix A

Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such requests for payment must be filed and served on the Reorganized Debtors, their counsel, and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for payment was served.

         (b) Each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay reasonable professional fees and expenses in connection with services rendered to it after the Effective Date; provided, however, that all requests for payment of professional fees and expenses incurred by the Creditors Committee after the Effective Date shall be filed and served on the Reorganized Debtors and Investor and any objection thereto by any Reorganized Debtor or Investor shall be resolved by the Bankruptcy Court. Each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay reasonable professional fees and expenses of Kramer Levin Naftalis & Frankel LLP incurred by the Unofficial Secured Noteholders Committee for services rendered after the Effective Date associated with the implementation of distributions to holders of Old 12-3/8% Secured Note Claims under the Plan.

         (c) Notwithstanding the provisions of Section 12.1(a), (i) the Unofficial Secured Noteholders Committee shall have Allowed Administrative Claims for the professional fees and reasonable expenses of Houlihan Lokey Howard & Zukin, Kramer Levin Naftalis & Frankel LLP, and Floyd, Isgur, Rios & Warhlich P.C. under the engagement letters between the Unofficial Secured Noteholders Committee and each such firm; (ii) the Old 12-3/8% Secured Notes Indenture Trustee shall have an Allowed Administrative Claim for fees and expenses of the Old 12-3/8% Secured Notes Indenture Trustee and for the reasonable and necessary professional fees, expenses, and costs incurred by the Old 12-3/8% Secured Notes Indenture Trustee in an aggregate amount not to exceed $1,400,000; provided, however, that if the Plan is non-consensual or the Effective Date occurs later than March 1, 2003, the Old 12-3/8% Secured Notes Indenture Trustee reserves the right to request payment by the Estates of additional fees, expenses, and costs, and the Debtors and all other parties in interest reserve the right to object to any and all fees, expenses, and costs requested by the Old 12-3/8% Secured Notes Indenture Trustee, including, without limitation, amounts aggregating less than $1,400,000; and (iii) the Old Discount Notes Indenture Trustee and the Old Unsecured Notes Indenture Trustee shall have Allowed Administrative Claims for reasonable and necessary professional fees and expenses incurred in an aggregate amount up to $325,000; provided, however, such aggregate amount set forth in this subclause (iii) may be increased if the Plan is non-consensual or the Effective Date occurs later than March 1, 2003. The Allowed Administrative Claims described in the preceding sentence shall not be subject to the Administrative Claims Special Bar Date and shall be paid in full on the Effective Date (other than the fees, expenses, and costs of the Old 12-3/8% Secured Notes Indenture Trustee if the Plan is non-consensual or the Effective Date occurs later than March 1, 2003). On or before the Effective Date, Kramer Levin Naftalis & Frankel LLP, Floyd, Isgur, Rios & Wahrlich P.C., the professionals for the Old 12-3/8% Secured Notes Indenture Trustee, the Old Discount Notes Indenture Trustee, and the Old Unsecured Notes Indenture Trustee shall each file and serve on the Reorganized Debtors, the Unofficial Secured Noteholders Committee, the Creditors Committee, and Investor reasonably substantiating documents to support the Administrative Claims attributable to each.

         (d) Subject to the respective limitations on fees and expenses of
Section 12.1(c), the reasonable fees and expenses of the Indenture Trustees (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustees), will be paid in accordance with the procedures established in this Section 12.1(d). To the extent such fees and expenses are paid in Cash in full by the Reorganized Debtors, distributions received by holders of Old Note Claims pursuant to the Plan will not be reduced on account of the payment of any Indenture Trustee's fees and expenses. On or before the Effective Date, each Indenture Trustee will file and serve on the Reorganized Debtors, the Unofficial Secured Noteholders Committee, the Creditors Committee, and Investor reasonably substantiating documents in support of the fees and expenses incurred to date by such Indenture Trustee, whether incurred prior or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred through the Effective Date. Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of Old Notes, distribution of New Securities, and in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Old Notes or the claimed amount of such fees and expenses. On or as soon as reasonably practicable after the Effective Date, subject to
Section 12.1(c), the Reorganized Debtors will pay the undisputed amount of each Indenture Trustee's fees and expenses. If, prior to the Effective Date, the Reorganized Debtors timely object in writing to all or a portion of such fees,
(i) the Reorganized Debtors shall pay the undisputed portion of the fees and expenses and (ii) such Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under its respective Old Indenture. The allowance of the fees and expenses of the Indenture Trustees shall be determined under a `reasonableness' standard, but the Indenture Trustees will not be required to file fee applications or comply with guidelines and rules applicable to fee applications, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code. Nothing herein shall be deemed to impair, waive or discharge the Indenture Trustees' charging Liens for any fees and expenses not paid by the Reorganized Debtors.

         (e) Subject to the terms of the Investment Agreement and as ordered by the Bankruptcy Court, Resurgence shall have an Allowed Administrative Claim for all reasonable out-of-pocket expenses incurred by Resurgence in connection with its due diligence relating to the transactions contemplated by the Investment Agreement (including up to $250,000 as provided for in that certain letter from Sterling Chemicals to Resurgence dated May 13, 2002) and for out-of-pocket fees (including any fees owed to Renard Strautman) incurred by Resurgence in connection with the PulpCo Sale as provided in the Investment Agreement.

                                                                      Appendix A

12.2     ADMINISTRATIVE CLAIMS

         Except with respect to Administrative Claims that are subject to the Administrative Claims Special Bar Date, all requests for payment of an Administrative Claim (other than as set forth in Sections 4.1(a) and 12.1 and this Section 12.2 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors no later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

12.3     PAYMENT OF STATUTORY FEES

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Case shall be paid by the Reorganized Debtors.

12.4     MODIFICATIONS AND AMENDMENTS

         The Debtors may alter, amend, or modify the Plan, the Plan Supplement, or any Exhibit under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Supplement, any Exhibit, or the Confirmation Order, provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

12.5     SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of any Debtor, with the consent of the Creditors Committee Majority (or its advisors), the Unofficial Secured Noteholders Committee Majority (or its advisors), and Investor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.6     SUCCESSORS AND ASSIGNS

         The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor, or assign of such entity.

12.7     COMPROMISES AND SETTLEMENTS

         From and after the Effective Date, the Reorganized Debtors may compromise and settle various Claims against them (with the consent of the Creditors Committee (if still in existence) with respect to settlement amounts greater than $200,000) and/or Litigation Rights and other claims that they may have against other Persons without any further approval by the Bankruptcy Court. The Debtors expressly reserve the right to compromise and settle (subject to the approval of the Bankruptcy Court) Claims against them and Litigation Rights or other claims that they may have against other Persons up to and including the Effective Date.

12.8     RELEASES AND SATISFACTION OF SUBORDINATION RIGHTS

         All Old Note Claims against the Debtors and all rights and claims between or among the holders of Old Note Claims relating in any manner whatsoever to any claimed subordination rights shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in
Section 4.3 of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Old Note Claims, by reason of any claimed subordination

                                                                      Appendix A
rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

12.9     RELEASES AND RELATED MATTERS

         (A)      RELEASES BY DEBTORS

                  As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whatsoever in connection with or related to the Debtors, the Chapter 11 Case, or the Plan (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, or the Plan, and that may be asserted by or on behalf of the Debtors, the Estates, or the Reorganized Debtors against any of the Designated Directors, Officers, and Employees as of the Effective Date excluding, in each case, any Person who has, on or before the Effective Date, asserted any claim (other than a Proof of Claim as to which the Debtors have not made any objection on or before the Effective Date) or initiated any suit, action or similar proceeding against the Debtors that has not been waived by such Person in its entirety on or prior to the Effective Date.

         (B)      RELEASES OF SENIOR LIEN CLAIMS

                  As of the Effective Date, the Debtors, the Reorganized Debtors, and the Creditors Committee shall be prohibited from commencing or continuing, and shall release, waive, and discharge, any claims, causes of action, actions, avoidance actions, motions, or proceedings, whether matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereafter arising in law, equity, or otherwise, that in whole or in part challenge (i) the validity, perfection, or priority of the Liens of the holders of Old 12-3/8% Secured Notes or (ii) the priority and allowability of any Old 12-3/8% Secured Note Claims.

12.10    DISCHARGE OF THE DEBTORS

         (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan (including, but not limited to, the Merger Consideration) shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all Sterling Interests.

         (b) As of the Effective Date, except as provided in the Plan or in the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities, or equity interests relating to the Debtors based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all Sterling Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

12.11    INJUNCTION

         (a) Except as provided in the Plan or in the Confirmation Order, as of the Effective Date, all Persons that have held, currently hold, or may hold, a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, or their property on account of any such discharged Claims, debts, or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation

                                                                      Appendix A
due to the Debtors or the Reorganized Debtors; or (v) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan.

         (b) As of the Effective Date, all Persons that have held, currently hold, or may hold, a Claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, or liability that is released pursuant to Section 12.8, 12.9, or 12.12 of the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities:
(i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released Person; or (v) commencing or continuing any action, in any manner, in any place, that does not comply with, or is inconsistent with, the provisions of the Plan.

         (c) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Section 12.11.

12.12    EXCULPATION AND LIMITATION OF LIABILITY

         (a) Neither the Debtors, the Reorganized Debtors, Investor, Resurgence, the Creditors Committee, the Unofficial Secured Noteholders Committee, nor any of their respective present or former members, officers, directors, or employees shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         (b) Notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective agents, employees, representatives, advisors, attorneys, or affiliates, and none of their respective successors or assigns shall have any right of action against any Debtor, any Reorganized Debtor, Investor, Resurgence, the Creditors Committee, or the Unofficial Secured Noteholders Committee, or any of their respective present or former members, officers, directors, or employees for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct or willful violation of federal or state securities laws or the Internal Revenue Code.

         (c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Rights retained pursuant to Section 6.13 of the Plan.

12.13    BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Case.

12.14    REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (ii) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by any Debtor or any other Person.

                                                                      Appendix A

12.15    PLAN SUPPLEMENT

         The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to the date of the commencement of the Confirmation Hearing. Upon such filing, all documents included in the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any document included in the Plan Supplement upon written request to the Debtors in accordance with Section 12.16 of the Plan.

12.16    NOTICES

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           Sterling Chemicals, Inc., et al.
                           1200 Smith Street, Suite 1900
                           Houston, Texas 77002
                           Attn:    Kenneth M. Hale, Esq.
                           Telephone:  (713) 654-9502
                           Facsimile:   (713) 654-9577

                           with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036-6522
                           Attn:    D. J. Baker, Esq.
                           Telephone: (212) 735-3000
                           Facsimile:   (212) 735-2000

                           and

                           Andrews & Kurth L.L.P.
                           600 Travis Street, Suite 4200
                           Houston, Texas 77002-2910
                           Attn:    Jeffrey E. Spiers, Esq.
                           Telephone:  (713) 220-4200
                           Facsimile:   (713) 220-4285

12.17    INDEMNIFICATION OF DEBTORS' DIRECTORS, OFFICERS, AND EMPLOYEES

         (a) Upon, and at all times after the Effective Date, the Certificate of Incorporation and Bylaws of Reorganized Sterling Chemicals and each Reorganized Subsidiary Debtor shall contain provisions which (i) eliminate the personal liability of the Debtors' former, present, and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Designated Directors, Officers, and Employees and the Debtors' present and future directors, officers, and other key employees to the fullest extent permitted by applicable law, including, without limitation, for pre-Effective Date acts and occurrences.

         (b) On or as of the Effective Date, each Reorganized Debtor shall enter into written agreements with each person who is a director, officer, or member of management of such Reorganized Debtor as of the Effective Date providing for similar indemnification of such person and providing that no recourse or liability whatsoever with respect to the Plan, the Investment Agreement, or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of any Debtor or any Reorganized Debtor against such person.

12.18    DISSOLUTION OF CREDITORS COMMITTEE

         On the date that is eighteen (18) months after the Effective Date, the Creditors Committee shall dissolve and its members shall be released and discharged from all duties and obligations arising from or related to the Chapter 11 Case. The Professionals retained by the Creditors Committee and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the date that is eighteen (18) months after the Effective Date.

                                                                      Appendix A

12.19    TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

12.20    COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

12.21    GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of Texas shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and
(b) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof.

Dated:  October 14, 2002

                                                              Sterling Chemicals Holdings, Inc.
                                                              (for itself and on behalf of Sterling Chemicals, Inc.
                                                              and the Subsidiary Debtors)

                                                              By:   /s/ David G. Elkins
                                                                   ------------------------------------------------
                                                              Name:    David G. Elkins
                                                              Title:   President and Co-Chief Executive Officer

                                                              By:   /s/ Richard K. Crump
                                                                   ---------------------------------------
                                                              Name:    Richard K. Crump
                                                              Title:   Co-Chief Executive Officer

Kenneth M. Hale
Vice President and General Counsel
Sterling Chemicals Holdings, Inc., et al.
1200 Smith Street, Suite 1900
Houston, Texas 77002
Telephone: (713) 650-3700
Fax: (713) 654-9577

D. J. Baker
(Texas Bar No. 01566500)
Rosalie Walker Gray
(Texas Bar No. 20729020)
Alexandra Margolis
(Texas Bar No. 12978500)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

Jeffrey E. Spiers
(Texas Bar No. 18933950)
Timothy A. Davidson II
(Texas Bar No. 24012503)
Andrews & Kurth L.L.P.
600 Travis Street, Suite 4200
Houston, Texas 77002-2910
Telephone: (713) 220-4200
Fax: (713) 220-4285

Attorneys for Sterling Chemicals Holdings, Inc., et al.

                                                                      Appendix A

                                    EXHIBIT A

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                                  NEW SCI NOTES

                                Summary of Terms

Issue:                                 Senior Secured Notes Series A

Issuer:                                Reorganized Sterling Chemicals

Initial Principal Amount:              An aggregate principal amount equal to
                                       the amount by which the Secured
                                       Noteholder Claim Amount exceeds the
                                       amount of Class 5 Proceeds distributed to holders of Old 12-3/8% Secured Note
                                       Claims under the Plan.

Interest Rate:                         10% per annum, if paid in cash, 13-3/8%
                                       per annum if paid in kind, payable
                                       semi-annually in arrears.

Payment of Interest:                   At the sole option of Reorganized
                                       Sterling Chemicals, interest will be
                                       payable for the initial 24-month period
                                       from the date of issuance through the
                                       issuance of additional New SCI Notes of
                                       like tenor in an aggregate principal
                                       amount equal to the interest then due and payable at the rate per annum applicable to in kind payments of interest;
                                       provided, however, interest will be paid in cash if after giving effect to such payment Reorganized Sterling Chemicals would have excess cash of more than $15 million beyond its budgeted requirements.

Maturity:                              Five years from the date of original
                                       issuance.

Ranking: The New SCI Notes will be senior obligations of the Company but will be subordinate in right of payment to obligations under the New Credit Agreement.

Security:                              The New SCI Notes will be secured by
                                       first priority liens on the fixed assets of Reorganized Sterling Chemicals, subordinate and junior only to scheduled liens securing indebtedness existing as of the Effective Date, certain other liens existing as of the Effective Date, and customary ordinary course liens, as specified in the Indenture pursuant to which the New SCI Notes are issued.

Redemption:                            The New SCI Notes will be redeemable in
                                       whole at any time, and in part from time to time, at a price of 100% of the principal amount, plus accrued and unpaid interest to the repurchase date. In the event of a change of control of Reorganized Sterling Chemicals,
                                       Reorganized Sterling Chemicals shall be
                                       required to redeem the New SCI Notes at
                                       101% of their face value, plus accrued
                                       and unpaid interest.

Events of Default:                     Customary for securities of this type.

Negative Covenants:                    Customary for securities of this type,
                                       including, without limitation, a
                                       prohibition on payment of dividends,
                                       restrictions on capital expenditures
                                       (which will not be inconsistent with
                                       Reorganized Sterling Chemicals' business
                                       plan), and restrictions on use of asset
                                       sale proceeds.



                                      A-i


                                                                      Appendix A

                                    EXHIBIT B

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                                  NEW UC NOTES

                                Summary of Terms

Issue:                                 Secured Notes Series B

Issuer:                                Reorganized Sterling Chemicals

Initial Principal Amount:              An aggregate principal amount equal to
                                       the amount of Class 5 Excess Proceeds
                                       distributed to holders of Old 12-3/8%
                                       Secured Note Claims.

Interest Rate:                         10% per annum, if paid in cash, 13-3/8%
                                       per annum if paid in kind, payable
                                       semi-annually in arrears.

Payment of Interest:                   At the sole option of Reorganized
                                       Sterling Chemicals, interest will be
                                       payable for the initial 24-month period
                                       from the date of issuance through the
                                       issuance of additional New UC Notes of
                                       like tenor in an aggregate principal
                                       amount equal to the interest then due and payable at the rate per annum applicable to in kind payments of interest;
                                       provided, however, interest will be paid in cash only if interest on the New SCI
                                       Notes has been paid in cash and after
                                       giving effect to such payment,
                                       Reorganized Sterling Chemicals would have excess cash of more than $15 million beyond its budgeted requirements. After the initial 24-month period, interest shall be payable solely in cash.

Maturity:                              Five years from date of original
                                       issuance.

Ranking: The New UC Notes will be senior obligations of the Company but will be subordinate in right of payment to obligations under the New Credit Agreement and New SCI Notes.

Security:                              The New UC Notes will be secured by
                                       second priority liens on the fixed assets of Reorganized Sterling Chemicals, subordinate and junior to the liens securing obligations under the New SCI
                                       Notes, scheduled liens securing
                                       indebtedness existing as of the Effective
                                       Date, certain other existing liens as of the Effective Date, and customary ordinary course liens, as specified in the Indenture pursuant to which the New
                                       UC Notes are issued.

Redemption:                            Provided that no New SCI Notes are
                                       outstanding, the New UC Notes will be
                                       redeemable in whole at any time, and in
                                       part from time to time, at a price of
                                       100% of the principal amount, plus
                                       accrued and unpaid interest to the
                                       repurchase date. In the event of a change of control of Reorganized Sterling
                                       Chemicals, Reorganized Sterling Chemicals shall be required to redeem the New UC
                                       Notes at 101% of their face value, plus
                                       accrued and unpaid interest.

Events of Default:                     Customary for securities of this type.

Negative Covenants:                    Customary for securities of this type,
                                       including, without limitation, a
                                       prohibition on payment of dividends,
                                       restrictions on capital expenditures
                                       (which will not be inconsistent with
                                       Reorganized Sterling Chemicals' business
                                       plan), and restrictions on use of asset
                                       sale proceeds.



                                      B-i
                                                                      Appendix A

                                    EXHIBIT C

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                            NEW SCI PREFERRED SHARES

                                Summary of Terms

Issue: Convertible Preferred Stock, par value $0.01 per share (the "Convertible Preferred Stock")

Issuer:                                Reorganized Sterling Chemicals

Authorized Shares:                     25,000

Initial Issuance:                      2,175

Dividends:                             Dividends at the rate of 4% per quarter
                                       of the liquidation amount of the
                                       Convertible Preferred Stock will be paid in kind quarterly (unless the declaration or payment of such dividend is prohibited by law). Dividends will be paid through the issuance of additional shares of Convertible Preferred Stock of equal tenor having an aggregate liquidation amount equal to the amount of the dividend then payable.

Conversion Rights:                     Each  share of the Convertible Preferred
                                       Stock will be convertible at any time
                                       into 1,000 New SCI Common Shares.

Voting Rights:                         The holder of each share of Convertible
                                       Preferred Stock will have the right to
                                       one vote for each New SCI Common Share
                                       into which such Convertible Preferred
                                       Stock could then be converted, and with
                                       respect to such vote, such holder will
                                       have full voting rights and powers equal to the voting rights and powers of the holders of New SCI Common Shares. The
                                       Convertible Preferred Stock will vote
                                       together with the New SCI Common Shares
                                       as a single class on any matters
                                       presented to a vote of stockholders.

Liquidation Value:                     $13,793.11 per share.

                                                                      Appendix A

                                    EXHIBIT D

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                              NEW SCI COMMON SHARES

                                Summary of Terms

Issue:                                 Common stock, par value $0.01 per share

Issuer:                                Reorganized Sterling Chemicals

Authorized Shares:                     10,000,000

Initial Issuance:                      2,825,000

Dividends:                             Payable at the discretion of the Board of
                                       Directors, subject to applicable law and the terms of the New Credit Agreement and the New Indentures.

Voting Rights:                         One vote per share

Tag-Along Rights:                      Pursuant to the Investment Agreement, the
                                       Certificate of Incorporation of
                                       Reorganized Sterling Chemicals and a
                                       tag-along agreement to be executed by
                                       Investor on the Effective Date shall
                                       include provisions for the benefit of all holders of New SCI Common Shares and holders of New SCI Warrants (other than
                                       Investor and other Affiliates of
                                       Resurgence), prohibiting Resurgence and
                                       Investor (and its Affiliates) from
                                       selling, in a single transaction or
                                       related series of transactions (a
                                       "Proposed Transfer"), New SCI Common
                                       Shares, New SCI Preferred Shares and/or
                                       New SCI Warrants representing, in the
                                       aggregate, 50% or more of all Equity
                                       Securities (as defined below) of
                                       Reorganized Sterling Chemicals unless all other holders of New SCI Common Shares and New SCI Warrants (other than Investor and its Affiliates) shall have been given a reasonable opportunity to participate therein on a pro rata basis and at the same price per share and on the same economic terms and conditions applicable to such sale; provided, however, that neither Resurgence nor Investor (or any of its Affiliates) shall be required to provide the holders of New SCI Warrants an opportunity to participate in such Proposed Transfer and Resurgence, on behalf of Investor, shall not be prohibited from selling New SCI Warrants, if the value of the aggregate per share consideration offered for New SCI Common
                                       Shares in such Proposed Transfer
                                       (including in such per share computation the consideration being paid for any New
                                       SCI Preferred Shares to be sold on the
                                       basis of the number of New SCI Common
                                       Shares into which such New SCI Preferred
                                       Shares are convertible) is less than the Minimum Consideration (as defined below).
                                       For purposes of this Exhibit D, "Equity
                                       Securities" shall mean (i) all New SCI
                                       Common Shares then outstanding assuming
                                       the conversion of all New SCI Preferred
                                       Shares and, in the event the value of the aggregate per share consideration offered for New SCI Common Shares in the Proposed
                                       Transfer (including in such per share
                                       computation the consideration being paid for any New SCI Preferred Shares to be sold on the basis of the number of New
                                       SCI Common Shares into which such New SCI
                                       Preferred Shares are convertible) is
                                       equal to or exceeds the exercise price of the New SCI Warrants, the exercise of all New SCI Warrants (including New SCI
                                       Warrants held by Investor) or (ii) in the event the value of the aggregate per share consideration offered for New SCI
                                       Common Shares in the Proposed Transfer
                                       (including in such per share computation the consideration being paid for any New
                                       SCI Preferred Shares to be sold on the
                                       basis of the number of New SCI Common
                                       Shares into which such New SCI Preferred
                                       Shares are convertible) is less than the exercise price of the



                                      D-i


                                                                      Appendix A

                                       New SCI Warrants, all New SCI Common
                                       Shares outstanding assuming the
                                       conversion only of all New SCI Preferred
                                       Shares. For purposes of this Exhibit D,
                                       "Minimum Consideration" shall mean an
                                       amount equal to the exercise price of the New SCI Warrants. Notwithstanding the foregoing, no sale, transfer or other disposition of New SCI Common Shares, New SCI Preferred Shares or New SCI Warrants by an Investor to any Affiliate of Resurgence shall constitute a Proposed Transfer subject to tag-along rights; provided, however, that the Tag-Along Agreement shall contain an acknowledgment by Resurgence, on behalf of any such proposed transferee that, upon any such sale, transfer, or other disposition, such transferee shall be bound by the terms of the Tag-Along Agreement.

                                                                      Appendix A

                                    EXHIBIT E

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                                NEW SCI WARRANTS

                                Summary of Terms

Issue: Warrants to purchase shares of common stock, par value $0.01 per share, of Reorganized Sterling Chemicals.

Issuer:                          Reorganized Sterling Chemicals

Amount Issued:                   Such number of warrants as will, as of the
                                 Effective Date, entitle the holders thereof to purchase in the aggregate 15% of the outstanding number of common shares of Reorganized Sterling Chemicals, on a fully-diluted basis as of the Effective Date
                                 (assuming the conversion of all New SCI
                                 Preferred Shares into New SCI Common Shares and the issuance of all shares available for issuance under the SCI Management Incentive
                                 Plan and upon exercise of the warrants). Each warrant will initially represent the right to purchase one New SCI Common Share.

Term: The warrants will expire six years from the Effective Date.

Exercise Price:                  The initial exercise price will be $52 per
                                 warrant.

Anti-Dilution Adjustment:        Customary for securities of this type.





                                      E-i

                                                                      Appendix A

                                    EXHIBIT F

                                       TO

   JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE
              OF STERLING CHEMICALS HOLDINGS, INC., ET AL., DEBTORS

                                 RIGHTS OFFERING

                                Summary of Terms

Issue: Nontransferable Subscription Rights to subscribe for 2,175,000 New SCI Common Shares.

Distribution:                          Subject to the terms of the Plan, holders
                                       of Allowed or Disputed General Unsecured
                                       Claims, Allowed or Disputed Self-Insured
                                       Tort Claims, and Allowed Old Unsecured
                                       Note Claims shall each receive rights to subscribe for New SCI Common Shares
                                       (subject to the terms set forth below
                                       under "Exercise of Subscription Rights") on a pro rata basis in the same proportion that the Face Amount of each such holder's Claims of the appropriate
                                       Classes bears to the aggregate Face
                                       Amount of all Allowed Claims in such
                                       Classes.

Exercise of Subscription Rights:       Subscription Rights will be exercisable
                                       only by holders of Allowed or Disputed
                                       General Unsecured Claims, Allowed or
                                       Disputed Self-Insured Tort Claims, and
                                       Allowed Old Unsecured Note Claims who
                                       exercise such Subscription Rights in
                                       full. In the event that a holder of
                                       Subscription Rights subscribes to
                                       exercise the Subscription Rights and
                                       deposits funds required to exercise the
                                       Subscription Rights, and such holder's
                                       Claim is a Disputed Claim which is
                                       disallowed by Final Order of the
                                       Bankruptcy Court, such holder's
                                       subscription will be cancelled and any
                                       monies received by the Debtors from such holder in connection with the Rights
                                       Offering will promptly be returned,
                                       without interest, to such electing
                                       holder.

                                       Each holder of an Allowed or Disputed
                                       General Unsecured Claim, Allowed or
                                       Disputed Self-Insured Tort Claim, or
                                       Allowed Old Unsecured Note Claim will
                                       receive one Subscription Right for each
                                       Eligible Claim Amount held by such
                                       holder, rounded down to the nearest
                                       Eligible Claim Amount. The "Eligible
                                       Claim Amount" is currently estimated at
                                       $15,849.98. On account of such rounding, holders of Allowed or Disputed General Unsecured Claims, Allowed or Disputed Self-Insured Tort Claims, or Allowed Old Unsecured Note Claims in amounts less than the Eligible Claim Amount will not receive Subscription Rights. The Eligible Claim Amount will be finally calculated on the exercise deadline provided for in the rights offering procedures, at which time the Debtors shall return, without interest, the resulting excess, if any, of a holder's payment on account of the exercise of its Subscription Rights (the "Subscription Payment"). The Subscription Rights corresponding to the amount of an underpayment, if any, of a Subscription Payment resulting from such recalculation of the Eligible Claim Amount shall be exercised by Investor.

Pro Rata Allocation of Subscription    The Subscription Rights, in the
Rights:                                aggregate, will consist of the right to
                                       receive up to 43.5% of the issued and
                                       outstanding New SCI Common Shares (as of the Effective Date, assuming conversion of all New SCI Preferred Shares into common equity, but subject to Dilution as provided in the Plan) (the "Subscription
                                       Shares"). "Pro Rata Share" means with
                                       respect to any Allowed or Disputed
                                       General Unsecured Claim, Allowed or
                                       Disputed Self-Insured Tort Claim, or
                                       Allowed Old Unsecured Note Claim, a
                                       fraction, (a) the numerator of which is
                                       the Face Amount of such Claim as of the
                                       Rights Offering Record Date and (b) the
                                       denominator of which is the aggregate
                                       Face Amount of all Allowed General
                                       Unsecured Claims, Allowed Old Unsecured
                                       Note Claims, and Allowed Self-

                                                                      Appendix A

                                       Insured Tort Claims as of the Rights
                                       Offering Record Date. In the event of an exercise of Subscription Rights by any holder of a Disputed Claim, the Rights Offering Pro Rata Share will be recalculated to reflect the addition of such Disputed Claim amount to the denominator.

Subscription Price:                    Each Subscription Right will entitle the
                                       holder to acquire 72.5 New SCI Common
                                       Shares for $1,000 in cash ($13.7931 per
                                       New SCI Common Share). The New SCI Common
                                       Shares shall be distributed principally
                                       in exchange for the Claims of such
                                       holders and partly for the cash
                                       subscription price of $1,000 per 72.5 New
                                       SCI Common Shares.

Underwriter:                           Investor will underwrite the Rights
                                       Offering and the Committed Common Shares
                                       Investment.

Rescission:                            In the event that the Bankruptcy Court
                                       does not confirm the Plan or the
                                       Effective Date does not occur, the Rights
                                       Offering will be automatically rescinded without notice and will be of no further force and effect, and any monies received by the Debtors in connection with the Rights Offering will promptly be returned to the respective electing holders.


                                      F-ii

                                                                      Appendix A